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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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California Water Service Group
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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California Water Service Group

California Water Service Company, Hawaii Water Service Company,
New Mexico Water Service Company, Washington Water Service
Company, CWS Utility Services, and HWS Utility Services

1720 North First Street
San Jose, CA 95112-4598
(408) 367-8200

April 12, 2013

Dear Fellow Stockholder:

        You are cordially invited to attend our Annual Meeting of Stockholders at 9:30 a.m. on May 21, 2013, at the executive offices of California Water Service Group, located at 1720 North First Street in San Jose, California.

        Enclosed are a notice of matters to be voted on at the meeting, our Proxy Statement, a proxy card and our 2012 Annual Report.

        Whether or not you plan to attend, your vote is important. Please vote your shares, as soon as possible, in one of three ways: Internet, telephone or mail. Instructions regarding Internet and telephone voting are included on the proxy card or voting instruction card. If you choose to vote by mail, please follow the instructions on the proxy card or voting instruction card.

        In a continuing effort to reduce costs and conserve natural resources, we produced a summary annual report again this year, opting not to duplicate the financial information that continues to be provided in our Form 10-K filed with the Securities and Exchange Commission. We care about what you think of the report. Please send your feedback to annualreport@calwater.com.

        Thank you for your investment in the California Water Service Group.

Sincerely,
/s/ PETER C. NELSON PETER C. NELSON CHAIRMAN OF THE BOARD

2013 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

        This Proxy Statement, dated April 12, 2013, relates to the solicitation of proxies by the Board of Directors of California Water Service Group for use at our 2013 Annual Meeting of Stockholders, which is scheduled to be held on May 21, 2013. We expect to begin mailing this Proxy Statement to stockholders on or about April 12, 2013.

        For directions to the Annual Meeting, please refer to page 46 of this Proxy Statement.

CALIFORNIA WATER SERVICE GROUP

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The 2013 Annual Meeting of Stockholders (Annual Meeting) of California Water Service Group (Group) will be held on Tuesday, May 21, 2013, at 9:30 a.m., at the executive offices of California Water Service Group, located at 1720 North First Street in San Jose, California. At the meeting, stockholders will consider and vote on the following matters:

  1.
  Election of the eight directors named in the proxy statement;

  2.
  An advisory vote to approve executive compensation;

  3.
  Ratification of the selection of Deloitte & Touche LLP as the Group's independent registered public accounting firm for 2013; and

  4.
  Such other business as may properly come before the meeting.

        The Board of Directors has fixed the close of business on March 28, 2013, as the record date for the determination of holders of common stock entitled to notice of and to vote at the Annual Meeting.

        Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy: (a) by Internet, (b) by telephone, or (c) by USPS mail. You may revoke your proxy at any time prior to the vote at the Annual Meeting. Of course, in lieu of submitting a proxy, you may vote in person at the Annual Meeting; provided, however, that if you hold your shares in street name, you must request a legal proxy from your stockbroker in order to do so. For specific instructions, please refer to "Questions and Answers About the Proxy Materials and the Annual Meeting" in this Proxy Statement and the instructions on the proxy card.

By Order of the Board of Directors
LYNNE P. MCGHEE, Esq. Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDERS MEETING TO BE HELD ON MAY 21, 2013

        Electronic copies of the Group's 10-K, including exhibits, and this Proxy Statement will be available on the Group's website at: http://www.calwatergroup.com.

 QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

What am I voting on?

  •
  Election of the eight directors named in the proxy statement to serve until the 2014 Annual Meeting;

  •
  An advisory vote to approve executive compensation;

  •
  Ratification of the selection of Deloitte & Touche LLP as the Group's independent registered public accounting firm for 2013.

Who may attend the Annual Meeting?

        All stockholders of the Group may attend.

Who is entitled to vote?

        Stockholders of record on the record date. The Board has fixed March 28, 2013 as the record date (Record Date) for stockholders entitled to notice of, and to vote at, the Annual Meeting.

How many votes do I get?

        Each share of common stock is entitled to one vote.

What constitutes a quorum?

        A majority of the outstanding shares—present at the Annual Meeting or represented by persons holding valid proxies—constitutes a quorum. If you submit a valid proxy card, your shares will be considered in determining whether a quorum is present.

        Without a quorum, no business may be transacted at the Annual Meeting. However, whether or not a quorum exists, a majority of the voting power of those present at the Annual Meeting may adjourn the Annual Meeting to another date, time and place.

        At the Record Date, there were 2,327 stockholders of record. There were 47,729,283 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

Can I still use cumulative voting for the election of directors?

        No. Stockholders previously approved an amendment to the Group's Certificate of Incorporation to eliminate cumulative voting in order to adopt majority voting in uncontested director elections.

How are the directors elected?

        Our bylaws provide for a majority voting standard for the election of directors in uncontested elections. Under this majority voting standard, each director must be elected by the affirmative vote of a majority of the votes cast with respect to the director. A majority of the votes cast means that the number of votes cast "FOR" a candidate for director exceeds the number of votes cast "AGAINST" that candidate for director. As a result, abstentions will not be counted in determining which nominees receive a majority of votes cast since abstentions do not represent votes cast for or against a candidate. If you hold your shares through a stockbroker (or other nominee), the stockbroker does not have authority to vote your shares in the election of directors without instructions from you. Shares that your stockbroker does not vote ("broker non-votes") are not considered votes cast for or against a candidate, and they will not be counted in determining which nominees receive a majority of votes cast. In accordance with our director resignation policy, the Nominating/Corporate Governance Committee has established procedures for an incumbent candidate for director who does not receive the required votes for re-election to tender his or her resignation. The Nominating/Corporate Governance Committee will recommend to the Board whether to accept or reject the offer, or whether other action should be taken. The Board will act on the Nominating/Corporate Governance Committee's recommendation within 90 days after certification of the election results. We will promptly publicly disclose the Board's decision regarding the resignation offer, including the rationale for rejecting the resignation offer, if applicable.

Who are the Board's nominees?

        The nominees are Edwin A. Guiles, Bonnie G. Hill, Thomas M. Krummel, M.D., Richard P. Magnuson, Linda R. Meier, Peter C. Nelson, Lester A. Snow, and George A. Vera. All the nominees are current Board members. See "Proposal No. 1—Election of Directors" for biographical information and qualifications, including the nominees' current directorships in other publicly held companies. Douglas M. Brown will not stand for re-election at the Annual Meeting, in accordance with the Group's mandatory retirement age for directors. The Board has reduced the number of directors to eight effective immediately prior to the commencement of the Annual Meeting.

What are the Board's voting recommendations?

        "FOR" each of the nominees to the Board (Proposal No. 1);

        "FOR" the proposal regarding an advisory vote to approve executive compensation (Proposal No. 2);

        "FOR" the ratification of the selection of Deloitte & Touche LLP as the Group's independent registered public accounting firm for 2013 (Proposal No. 3).

How do I vote?

        If you are a stockholder of record (that is, you hold your shares in your own name), you may vote on the Internet, by telephone, by mail, or in person at the meeting. Different rules apply if your stockbroker or another nominee holds your shares for you (see below).

  You may vote on the Internet.

        You do this by following the "Vote by Internet" instructions on the proxy card. If you vote on the Internet, you do not have to mail in your proxy card.

  You may vote by telephone.

        You do this by following the "Vote by Telephone" instructions on the proxy card. If you vote by telephone, you do not have to mail in your proxy card. You must have a Touch-Tone phone to vote by telephone.

  You may vote by mail.

        You do this by signing the proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

        If you return a signed card but do not provide voting instructions, your shares will be voted:

  •
  For the eight named director nominees;

  •
  For the advisory vote to approve executive compensation;

  •
  For the ratification of the selection of Deloitte & Touche LLP as the Group's independent registered public accounting firm for 2013.

  You may vote in person at the meeting.

        We will hand out written ballots to anyone who wants to vote at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

        We have been advised by legal counsel that these Internet and telephone voting procedures comply with Delaware law.

What if I change my mind after I return my proxy?

        You may revoke your proxy and/or change your vote at any time before the polls close at the Annual Meeting. You may do this by:

  •
  Signing another proxy with a later date;

  •
  Voting on the Internet or by telephone (your latest Internet or telephone proxy is counted);

  •
  Voting again at the meeting; or

  •
  Notifying the Corporate Secretary, in writing, that you wish to revoke your previous proxy. We must receive your notice prior to the vote at the Annual Meeting.

Will my shares be voted if I do not return my proxy?

        If you are a stockholder of record, and you do not return your proxy, your shares will not be voted unless you attend the meeting and vote in person.

What happens if my shares are held by my stockbroker (or other nominee)?

        If your shares are held by a stockbroker (or other nominee), you will receive a voting instruction card so that you can instruct your stockbroker on how to vote your shares. If you do not return your voting instruction card, then your stockbroker, under certain circumstances, may vote your shares.

        Specifically, stockbrokers have authority under exchange regulations to vote your uninstructed shares on certain "routine" matters. For "non-routine" matters, no votes will be cast on your behalf if you do not instruct your stockbroker on how to vote. If you wish to change the voting instructions that you gave to your stockbroker, you must ask your stockbroker how to do so.

        If you do not give your stockbroker voting instructions, the stockbroker may either:

  •
  Proceed to vote your shares on routine matters and refrain from voting on non-routine matters; or

  •
  Leave your shares entirely unvoted.

        Shares that your stockbroker does not vote (broker non-votes) will count towards the quorum only. We encourage you to provide your voting instructions to your stockbroker. This ensures that your shares will be voted at the meeting.

As to my stockbroker voting, which proposals are considered "routine" or "non-routine"?

        The ratification of the selection of Deloitte & Touche LLP as the Group's independent registered public accounting firm for 2013 (Proposal No. 3) is routine. A stockbroker may generally vote on routine matters if the stockbroker has not received voting instructions from you with respect to such matters.

        The election of directors (Proposal No. 1) and the advisory vote to approve executive compensation (Proposal No. 2) are matters considered "non-routine" under applicable rules. A stockbroker cannot vote without your instructions on non-routine matters.

What is the voting requirement to approve each of the proposals?

Proposal			Vote Required
Proposal 1	—	Election of eight directors	Majority of Votes Cast
Proposal 2	—	Advisory vote to approve executive compensation	Majority of Shares Present in Person or Represented by Proxy and Entitled to Vote
Proposal 3	—	Ratify the selection of Deloitte & Touche LLP as the Group's independent registered public accounting firm for 2013	Majority of Shares Present in Person or Represented by Proxy and Entitled to Vote

How are broker non-votes and abstentions treated?

        Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Only "FOR" and "AGAINST" votes are counted for purposes of determining the votes received in connection with the proposal relating to the election of directors (Proposal No. 1), and therefore broker non-votes and abstentions have no effect on that proposal. The affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve Proposal No. 2 and Proposal No. 3. Abstentions have the effect of a vote "AGAINST" both of these proposals. Stockbrokers may vote your shares on Proposal No. 3 (but not on Proposal No. 2) without instructions from you. Shares resulting in broker non-votes, if any, are not entitled to vote and will have no effect on the outcome of these proposals.

Who will count the vote?

        Representatives of Broadridge Financial Services, Proxy Services, will serve as the inspector of elections and count the votes.

What does it mean if I get more than one proxy card?

        It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

What percentage of stock do the directors and executive officers own?

        Together, directors and officers own approximately one percent of our common stock. See "Stock Ownership of Management and Certain Beneficial Owners" for more details elsewhere in this Proxy Statement.

Who are the largest common stockholders?

        As of December 31, 2012, the largest stockholder was Lazard Asset Management LLC, which beneficially owned 2,893,885 shares of common stock, representing 6.91% of our aggregate outstanding stock. BlackRock, Inc. beneficially owned 2,556,334 shares of common stock, representing 6.10% of our aggregate outstanding stock as of such date. The Vanguard Group, Inc. beneficially owned 2,253,495 shares of common stock, representing 5.37% of our aggregate outstanding stock as of such date. To the best of our knowledge, no other stockholders held over 5% of our common shares as of such date.

What is the deadline for submitting stockholder proposals for the Group's proxy materials for next year's Annual Meeting?

        Any proposals that stockholders intend to submit for inclusion in the Group's 2014 proxy materials must be received by the Corporate Secretary of the Group by December 12, 2013. A proposal and any supporting statement together may not exceed 500 words. Please submit the proposal to the Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598.

How can a stockholder propose a nominee for the Board or other business for consideration at a stockholders' meeting?

        Any stockholder of record who is entitled to vote at a stockholders' meeting may propose a nominee for the Board or propose other business for consideration at the meeting. The bylaws contain the requirements for doing so. The bylaws are posted on the Group's website at http://www.calwatergroup.com. Physical copies of these documents are also available upon request to the Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, CA 95112-4598. Briefly, a stockholder must give timely prior notice of the matter to the Group. The notice must be received by the Corporate Secretary at the Group's principal place of business by the 150th day before the first anniversary of the prior year's Annual Meeting. For the 2014 Annual Meeting, to be timely, notice must be received by the Corporate Secretary by December 12, 2013. If we move the date of the meeting by more than thirty days before or more than sixty days after the date of the previous meeting, notice is due by the 150th day before the Annual Meeting or the 10th day after we publicly announce the holding of the meeting. If the Group's Corporate Secretary receives notice of a matter after the applicable deadline, the notice will be considered untimely, and the persons named as proxies may exercise their discretion in voting with respect to the matter when and if it is raised at the meeting.

        The bylaws specify what the notice must contain. Stockholders must comply with applicable law with respect to matters submitted in accordance with the bylaws. The bylaws do not affect any stockholder's right to request inclusion of proposals in the Group's Proxy Statement under the rules of the Securities and Exchange Commission (SEC).

How can a stockholder or other interested party contact the independent directors, the director who chairs the Board's executive sessions or the full Board?

        Stockholders or other interested parties may address inquiries to any of the Group's directors, to the lead director (who chairs the Board's executive sessions), or to the full Board, by email to stockholdercommunication@calwater.com or by writing to them in care of the Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598. All such communications are sent directly to the intended recipient.

Can I make comments and/or ask questions during the Annual Meeting?

        Yes. Stockholders wishing to address the meeting are welcome to do so by adhering to the following guidelines:

  1.
  Stockholders may address the meeting when recognized by the Chairman and Chief Executive Officer (CEO) or President and Chief Operating Officer (COO).

  2.
  Each stockholder, when recognized, should stand and identify himself or herself.

  3.
  Stockholder remarks must be limited to matters before the meeting and may not exceed two minutes in duration per speaker.

        No cameras, video or recording equipment will be permitted at the meeting. Many cellular phones have built-in digital cameras, and while these phones may be brought into the meeting, the camera function may not be used at any time.

Where and when will I be able to find the results of the voting?

        Preliminary results will be announced at the Annual Meeting. We will publish the final results in a current report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.

BOARD STRUCTURE

        This section briefly describes the structure of the Board and the functions of the principal committees of the Board. The Board has adopted Corporate Governance Guidelines that, along with the charters of the Board committees, provide a framework for the governance of the Group. The Corporate Governance Guidelines and the charters for the Audit, Organization and Compensation, Finance and Risk Management, Nominating/Corporate Governance and Executive committees are posted on the Group's website at http://www.calwatergroup.com. Physical copies of these documents are also available upon request to the Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598.

        The Group's policy is that all directors must be able to devote the required time to carry out director responsibilities and should attend all meetings of the Board and of committees on which they sit.

Leadership Structure

        The roles of chairman of the Board and CEO were combined upon the retirement of former Chairman Robert W. Foy at the 2012 Annual Meeting. The Board has determined that having a single leader to serve as chairman of the Board and CEO is currently the appropriate leadership structure for the Group, taking into account numerous factors bearing upon the issue, including the Board's historical practice, its assessment of the Group's leadership, the robust nature of the lead director's role and the Board's view that this role has been effective in providing independent leadership for the Board, and the Group's current and anticipated needs.

        The Board also has established the position of lead director because the Board believes that strong, independent Board leadership is a critical aspect of effective corporate governance. The lead director is an independent director who is elected by the independent directors to serve for a period of at least one year. Mr. Douglas M. Brown has served as lead director for the past several years but will not stand for re-election at the Annual Meeting, in accordance with the Group's policy regarding the mandatory retirement age for directors. Mr. Richard P. Magnuson has been elected to replace Mr. Brown as lead director effective as of the date of the Annual Meeting. As set forth in the Corporate Governance Guidelines, the lead director's responsibilities and authority include:

  •
  Presiding over executive sessions of the non-management and independent directors and having the authority to call executive sessions;

  •
  Presiding at meetings of the Board in the absence of the Chairman of the Board;

  •
  Approving Board meeting agendas and schedules;

  •
  Approving information sent to the Board;

  •
  Serving as liaison between the Chairman of the Board and the independent directors; and

  •
  Being available for consultation and communication with major stockholders upon request.

        The Board believes that this leadership structure best serves the Group and its stockholders for several reasons. The Board believes that one reason for the historical success of its leadership model is that the Chairman of the Board has had significant experience as part of the Group's senior management. With Mr. Nelson's seventeen-plus years of service as president and CEO of the Group and his additional background in the public utility industry, the Board believes that the Group and its stockholders will benefit from having a single leader who is deeply knowledgeable about the operation of the Group's business and the highly regulated industry in which the Group operates. The Board also believes that this structure is appropriate because the CEO is the individual charged with leading implementation of the Group's business strategy and with directing the work of other senior management in implementing this strategy. For this reason, the Board believes that Mr. Nelson's strong record of strategic and operational leadership make him best positioned to lead the Board as it oversees and monitors implementation of the Group's business strategy, considers risks related to strategy and business decisions, and performs its oversight function with respect to other core areas of the Group's operations. At the same time, the Board has a lead director with a meaningful role in order to provide independent leadership for the Board.

Risk Oversight

        Under the Corporate Governance Guidelines, the full Board oversees the Group's processes for assessing and managing risk. The Board does not view risk in isolation but considers risk as part of its regular consideration of business decisions and business strategy. The Board exercises its risk oversight function through the Board as a whole and through its committees. Each of the Board committees considers the risks within its areas of responsibility and identified in its charter. The Finance and Risk Management Committee reviews the Group's major risk exposures and the steps management has taken and proposes to take to monitor and control such exposures. The Audit Committee reviews with management risks related to financial reporting and internal controls. At least annually, the Finance and Risk Management Committee discusses the Group's risk assessment and risk management with the Audit Committee. The Organization and Compensation Committee reviews enterprise risks to see that our compensation plans and programs do not encourage management to take unreasonable risks relating to our business. The Nominating/Corporate Governance Committee oversees risks related to matters of corporate governance, including director independence and Board performance.

        The Group has a management level Enterprise Risk Management Committee (ERMC) that reports directly to the Finance and Risk Management Committee. The ERMC is chaired by the Group's President and Chief Operating Officer (COO), and five other officers from various functions are members. The ERMC identifies and prioritizes key risks and recommends the implementation of appropriate mitigation measures, as needed. The ERMC meets at least semi-annually and reports regularly to the Finance and Risk Management Committee and the CEO. The ERMC reports to the Audit Committee no less frequently than annually. Further review or reporting on risks is conducted as needed or as requested by the Board or committee.

Committees

        AUDIT:    Reviews the Group's auditing, accounting, financial reporting and internal audit functions. Also, the Audit Committee is directly responsible for the appointment, compensation and oversight of the independent registered public accounting firm, although stockholders are asked to ratify the Audit Committee's selection of this firm. All members are independent as defined in the listing standards of the New York Stock Exchange and meet the additional independence requirements for audit committee members imposed by the Sarbanes-Oxley Act and the rules of the SEC thereunder.

        The Board has determined that George A. Vera, chair of the Audit Committee, is an audit committee financial expert and is independent as defined in the rules of the SEC and in the listing standards of the New York Stock Exchange. This means that the Board believes Mr. Vera has:

  (i)
  An understanding of generally accepted accounting principles and financial statements;

  (ii)
  The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

  (iii)
  Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Group's financial statements, or experience actively supervising one or more persons engaged in such activities;

  (iv)
  An understanding of internal control over financial reporting; and

  (v)
  An understanding of Audit Committee functions.

        Designation of a person as an audit committee financial expert does not result in the person being deemed an expert for any purpose, including under Section 11 of the Securities Act of 1933. The designation does not impose on the person any duties, obligations or liability greater than those imposed on any other audit committee member or any other director and does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

        ORGANIZATION AND COMPENSATION:    Reviews the Group's executive compensation, employee benefit plans and programs, including their establishment, modification and administration. All members are independent as defined in the listing standards of the New York Stock Exchange. The Organization and Compensation Committee has taken steps to analyze the current risk profile of the Group's executive and broad-based compensation programs. In its evaluation, the Organization and Compensation Committee review took into account the fact that the Group does not provide for cash-based annual incentive compensation and that Group operates in a highly regulated environment and thus maintains strong internal controls, which factors tend to mitigate against undue risk.

        As a result of this evaluation, the Group does not believe that the Group's compensation practices and programs create risks that are reasonably likely to have a material adverse effect on the Group, nor does it believe that the Group's executive compensation practices and programs are designed to promote risk taking.

        Compensation Consultant:    The Organization and Compensation Committee retained Towers Watson to advise it on marketplace trends in executive compensation, management proposals for the 2012 compensation program and officer compensation decisions. Towers Watson evaluates equity compensation programs generally. Towers Watson also consults with the Nominating/Corporate Governance Committee about its recommendations to the Board on director compensation.

        Towers Watson is directly accountable to the Organization and Compensation Committee. To maintain the independence of the firm's advice, Towers Watson does not provide any services for the Group other than those described above. In addition, the Organization and Compensation Committee conducted a conflict of interest assessment, considering the following six factors with respect to Towers Watson: (i) the provision of other services to us by Towers Watson; (ii) the amount of fees received from us by Towers Watson, as a percentage of the total revenue of Towers Watson; (iii) the policies and procedures of Towers Watson that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the Towers Watson consultant with a member of the Organization and Compensation Committee; (v) any of our stock owned by the Towers Watson consultants; and (vi) any business or personal relationship of the Towers Watson consultant or Towers Watson with any of our executive officers, and no conflict of interest was identified.

        For a description of the processes and procedures used by the Organization and Compensation Committee for the consideration and determination of executive compensation, see "Compensation Discussion & Analysis" elsewhere in this Proxy Statement.

        More information on the committee and related charter can be found on the Group's website at http://www.calwatergroup.com in the corporate governance section.

        FINANCE AND RISK MANAGEMENT:    Assists the Board in reviewing the Group's financial policies, risk management strategies and capital structure. All members are independent as defined in the listing standards of the New York Stock Exchange.

        NOMINATING/CORPORATE GOVERNANCE:    Reviews the Group's director compensation and assists the Board by (i) identifying candidates and nominating individuals qualified to become Board members and (ii) developing and recommending a set of corporate governance principles applicable to the Group. All members are independent as defined in the listing standards of the New York Stock Exchange.

        EXECUTIVE:    Has limited powers to act on behalf of the Board whenever it is not in session. This committee meets only as needed. The committee consists of a majority of independent directors.

        During 2012, there were nine regular meetings of the Board, five meetings of the Audit Committee, two meetings of the Organization and Compensation Committee, two meetings of the Finance and Risk Management Committee, and two meetings of the Nominating/Corporate Governance Committee. The incumbent directors attended 99% of all Board and applicable committee meetings. Collectively, all of the directors attended 99% of all of the Board and applicable committee meetings.

Independence of Directors

        As discussed in the Group's Corporate Governance Guidelines, a substantial majority of the Board is made up of independent directors. Currently, the Group's independent directors are Douglas M. Brown, Edwin A. Guiles, Bonnie G. Hill, Thomas M. Krummel, M.D., Richard P. Magnuson, Linda R. Meier, Lester A. Snow, and George A. Vera. Under the listing standards of the New York Stock Exchange, a director is independent if he or she has no material relationship, whether commercial, industrial, banking, consulting, accounting, legal, charitable or familial, with the Group, either directly or indirectly as a partner, stockholder or officer of an entity that has a material relationship with the Group. The Board makes an affirmative determination regarding the independence of each director annually, based on the recommendation of the Nominating/Corporate Governance Committee. The Board has adopted standards to assist it in assessing the independence of directors, which are set forth in the Corporate Governance Guidelines. Under these standards, the Board has determined that a director is not independent if:

  •
  The director has a material relationship (including, among others, commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships) with companies that comprise the Group;

  •
  The director is, or has been within the last three years, an employee of any company that comprises the Group or an immediate family member is, or has been within the last three years, an executive officer of any company that comprises the Group;

  •
  The director or any immediate family member has received personally during any twelve-month period within the past three years more than $120,000 in direct compensation from companies that comprise the Group, other than director or committee fees and pension or other forms of deferred compensation for prior service (compensation received by an immediate family member for service as an employee, other than an executive officer, of the Group is not considered for purposes of this standard);

  •
  The director or an immediate family member is a current partner of the Group's internal or external auditor; the director is a current employee of such a firm; the director's immediate family member is a current employee of such a firm who works personally on the Group's audit or the director or an immediate family member was in the last three years a partner or employee of such a firm and personally worked on the Group's audit within that time;

  •
  The director or of an immediate family member has been employed within the last three years as an executive officer of a company whose Organization and Compensation Committee includes or included at the same time an executive officer of the Group;

  •
  The director is an employee or has an immediate family member who is an executive officer of a customer or vendor or other party that has made payments to or received payments from companies that comprise the Group for property or services in an amount that exceeded the greater of $1 million or 2% of the party's consolidated gross revenues, in any of the past three years; or

  •
  The director, or the director's spouse, is an executive officer of a non-profit organization to which the Group makes, or in the past three years has made, payments that, in any single fiscal year, exceeded the greater of $1 million or 2% of the non-profit organization's consolidated gross revenues.

        The Board has determined that none of the following relationships, in itself, is a material relationship that would impair a director's independence:

  •
  Being a residential customer of any subsidiary of the Group;

  •
  Being an executive officer or employee, or being otherwise affiliated with, a commercial customer from which the Group's consolidated gross revenues in any of the last three years are or were not more than the greater of (i) 1% of the Group's consolidated gross revenues for the year or (ii) $500,000;

  •
  Being an executive officer or employee of a supplier or vendor that has or had consolidated gross revenues from the Group in any of the last three years of not more than the lesser of (i) 1% of the Group's consolidated gross revenues for the year or (ii) $500,000;

  •
  Having a 5% or greater ownership interest or similar financial interest in a supplier or vendor that has or had consolidated gross revenues from the Group in any of the last three years of not more than the lesser of (i) 1% of the Group's consolidated gross revenues for such year or (ii) $500,000; and

  •
  Being a director of any of the Group's subsidiaries.

        Directors inform the Board as to their relationships with the Group and provide other pertinent information pursuant to questionnaires that they complete, sign and certify on an annual basis. The Board reviews such relationships to identify impairments to director independence and in connection with disclosure obligations. For those directors who reside in a service territory of California Water Service Company and are customers, the Board determined that it is not a material relationship that would impair their independence under the above standards.

Director Qualifications and Diversity

        The Board believes that the Board, as a whole, should possess a combination of skills, professional experience, and diversity of backgrounds necessary to oversee the Group's business. In addition, the Board believes that there are certain attributes that every director should possess, as reflected in the Board's membership criteria. Accordingly, the Board and the Nominating/Corporate Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board's overall composition and the Group's current and future business and operations.

        The Nominating/Corporate Governance Committee is responsible for developing and recommending Board membership criteria to the Board for approval. The Board and the Nominating/Corporate Governance Committee seek a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives and to enhance the diversity of the Board. This annual evaluation of the Board's composition enables the Board and Nominating/Corporate Governance Committee to update the skills and experience they seek in the Board as a whole, and in individual directors, as the Group's needs evolve and change over time and to assess diversity. In identifying director candidates from time to time, the Board and the Nominating/Corporate Governance Committee may identify specific skills and experience that it believes the Group should seek in order to constitute a balanced and effective board.

        The Group seeks directors having the following specific qualifications:

  •
  Evidence of leadership in his or her particular field;

  •
  Broad experience and sound business judgment;

  •
  Expertise in an area of importance to the Group and its subsidiaries;

  •
  The ability to work in a collegial Board environment;

  •
  High personal and professional ethics and integrity;

  •
  The ability to devote the required time to carry out director responsibilities;

  •
  The ability and willingness to contribute special competencies to Board activities, including appointment to Board committees;

  •
  Freedom from conflicts of interest that would interfere with serving and acting in the best interests of the Group and its stockholders; and

  •
  Evidence of being a high caliber individual who has achieved a level of prominence in his or her career; for example, a CEO or highest level financial officer of a sizeable organization, a director of a major corporation, a prominent civic or academic leader, etc.

        Additionally, Section 2.8 of the Group's bylaws contains requirements that a person must meet to avoid conflicts of interest that would disqualify that person from serving as a director.

        Board membership should reflect diversity in its broadest sense. The Group seeks directors who represent a diversity of backgrounds and experiences that will enhance the quality of the Board's deliberations and decisions. The Board, as a whole, should possess a combination of skills, professional experience and backgrounds necessary to oversee the Group's business. The Board assesses the diversity of skills, experience and backgrounds represented on the Board as part of the annual Board self-evaluation process.

Identification of Director Nominees

        The Group identifies new director candidates through a variety of sources. The Nominating/Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner it considers other candidates, as described in "Board Structure—Director Qualifications and Diversity" elsewhere in this Proxy Statement. Stockholders seeking to recommend candidates for consideration by the Nominating/Corporate Governance Committee should submit a recommendation in writing describing the candidate's qualifications and other relevant biographical information and provide confirmation of the candidate's consent to serve as director. Please submit this information to the Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598.

        Stockholders may also propose director nominees by adhering to the advance notice procedure described under "Questions and Answers About the Proxy Materials and the Annual Meeting—How can a stockholder propose a nominee for the Board or other business for consideration at a stockholders' meeting?" elsewhere in this Proxy Statement.

Executive Sessions of the Board

        Under the Group's Corporate Governance Guidelines, the non-management directors meet at least four times each year in executive session without management present, and the independent directors meet in executive session at least once a year. The lead director, Mr. Douglas M. Brown, chairs these sessions. The lead director performs other responsibilities that are described in the Group's Corporate Governance Guidelines.

Retirement Age of Directors

        The Group has established a mandatory retirement age for directors. A director must retire no later than the Annual Meeting that follows the date of the director's 75th birthday. An employee director must retire as an employee no later than the Annual Meeting that follows the date of his or her 70th birthday, but may remain on the Board at the discretion of the Board.

Annual Meeting Attendance

        All directors are expected to attend each Annual Meeting of the Group's stockholders, unless attendance is prevented by an emergency. All of the Group's directors who were in office at that time attended the Group's 2012 Annual Meeting except for Thomas M. Krummel, M.D., who had a professional conflict.

Other Governance Best Practices

        The Group has adopted other practices that we believe reflect our commitment to good corporate governance including:

  No Hedging and Pledging Policies

        In accordance with our Insider Trading Policy, our directors and executive officers are prohibited from (i) hedging their ownership of Group stock, including trading in options, puts, calls, or other derivative instruments related to Group stock or debt and (ii) pledging their ownership of Group stock.

  Executive Compensation Recovery ("Clawback") Policy

        The Board has adopted an executive compensation recovery, or "clawback," policy requiring the reimbursement of excess incentive-based compensation provided to the Group's officers in the event of certain restatements of the company's financial statements. A more detailed description of the Executive Compensation Recovery Policy appears in the "Compensation Discussion and Analysis" section of this Proxy Statement.

  Stock Ownership Requirements

        In 2013, our Board adopted stock ownership requirements for officers and enhanced the stock ownership provisions applicable to directors. The stock ownership requirements for directors and officers were adopted to promote a long-term perspective in managing the Group and to help align the interests of our stockholders, officers and directors. As of March 8, 2013, 14 of our non-employee directors and officers already met or exceeded their ownership requirements. A complete description of the stock ownership requirements for directors and officers appears in the "Compensation Discussion and Analysis" section of this Proxy Statement.

        Our directors as of March 28, 2013, are as follows:

Name	Age	Position	Current Term Expires	Director Since
Douglas M. Brown(1)(2)(3)(8)(11)(12)	75	Lead Director	2013	2001
Edwin A. Guiles(2)(3)(4)(12)	63	Director	2013	2008
Bonnie G. Hill(5)(7)(12)	71	Director	2013	2003
Thomas M. Krummel, M.D.(3)(4)(5)(12)	61	Director	2013	2010
Richard P. Magnuson(1)(2)(4)(9)(12)	57	Director	2013	1996
Linda R. Meier(1)(2)(3)(5)(12)	72	Director	2013	1994
Peter C. Nelson(10)	65	Chairman of the Board, Chief Executive Officer and Director	2013	1996
Lester A. Snow(4)(5)(12)	61	Director	2013	2011
George A. Vera(4)(5)(6)(12)	69	Director	2013	1998

(1)
Member of the Executive Committee

(2)
Member of the Audit Committee

(3)
Member of the Organization and Compensation Committee

(4)
Member of the Finance and Risk Management Committee

(5)
Member of the Nominating/Corporate Governance Committee

(6)
Chair of the Audit Committee

(7)
Chair of the Organization and Compensation Committee

(8)
Chair of the Finance and Risk Management Committee

(9)
Chair of the Nominating/Corporate Governance Committee

(10)
Chair of the Executive Committee

(11)
Chair of the Board's Executive Sessions

(12)
Independent director

 PROPOSAL NO. 1—ELECTION OF DIRECTORS

        Upon the recommendation of the Nominating/Corporate Governance Committee, the Board has nominated for election at the 2013 Annual Meeting of Stockholders a slate of eight nominees. All of the nominees have served as directors since the last Annual Meeting. Mr. Brown will not stand for re-election at the Annual Meeting, in accordance with the Group's mandatory retirement age for directors. The Board has reduced the number of directors to eight effective immediately prior to the commencement of the Annual Meeting. All directors are elected annually to serve until the next annual meeting or until their respective successors are elected.

Nominee Qualifications

        When an incumbent director is up for re-election, the Nominating/Corporate Governance Committee reviews the performance, skills and characteristics of such incumbent director before making a determination to recommend that the Board nominate him or her for re-election.

        The Nominating/Corporate Governance Committee believes that all of the eight director nominees listed below are highly qualified and have the skills and experience required for membership on our Board. A description of the specific experience, qualifications, attributes and skills that led our Board to conclude that each of the nominees should serve as a director follows the biographical information of each nominee below.

Vote Required

        Each director must be elected by the affirmative vote of a majority of the votes cast. A majority of the votes cast means that the number of votes cast "FOR" a candidate for director exceeds the number of votes cast "AGAINST" that candidate for director.

Recommendation of the Board

        Our Board of Directors unanimously recommends that you vote "FOR" the election of each of the following nominees:

Edwin A. Guiles
Director since March, 2008
Age 63

        Mr. Guiles has been a director of Cubic Corporation since 2008. He was formerly executive vice-president of corporate development at Sempra Energy. From 2000 to 2006, he was chairman and CEO of San Diego Gas & Electric (SDG&E) and Southern California Gas Company (SoCal Gas), Sempra Energy's California regulated utilities. He held a variety of management positions at SDG&E since joining that company in 1972. Mr. Guiles is also a director and past chairman of the California Chamber of Commerce.

        Mr. Guiles is a former chairman/CEO with a strong public utility background. He has corporate governance experience through his service on the boards of SDG&E, SoCal Gas and Cubic Corporation, a public company. He brings to the Board valuable senior management and operational expertise from his 37 years at Sempra Energy, SDG&E and SoCal Gas. Additionally, Mr. Guiles' in-depth knowledge of public utility regulation provides the Board with crucial insight.

Bonnie G. Hill
Director since 2003
Age 71

        Ms. Hill is the president of B. Hill Enterprises, LLC, a consulting firm specializing in corporate governance and board organization. She is also co-founder of Icon Blue, a brand marketing company.

From 1997 to 2001, she was president and CEO of Times Mirror Foundation and senior vice president, communications and public affairs, of The Los Angeles Times. She is a director of AK Steel Holdings Corp., Home Depot, Inc. and Yum Brands, Inc. She was formerly a director of Hershey Foods Corporation and is a member of the Investors Advisory Group of the Public Company Accounting Oversight Board. She is a trustee of the RAND Corporation.

        Through her experience as a former chair of the SEC's Consumer Affairs Advisory Committee, and as a former director of the National Association of Securities Dealers Regulation Board, Ms. Hill brings to the Board significant public policy, regulatory and governance expertise. Her business experience as well as her service on the boards of a variety of public companies over the past 20 years demonstrates her extensive knowledge of the complex financial and operational issues that public companies face.

Thomas M. Krummel, M.D.
Director since July, 2010
Age 61

        Dr. Krummel is the Susan B. Ford Surgeon-in-Chief at the Lucile Packard Children's Hospital and the Emile Holman Professor and Chair of the Department of Surgery at Stanford University School of Medicine. A leader in his field, he has been honored with the Henry J. Kaiser Family Foundation Award for Excellence in Clinical Teaching; the John Austin Collins, M.D. Memorial Award for Outstanding Teaching and Dedication to Resident Training; and the Lucile Packard Children's Hospital Recognition of Service Excellence.

        Dr. Krummel brings to the Board experience with professional training and development as well as a familiarity with medical, public health, and science issues. He offers the Board unique insight on public health matters, including healthcare policy and legislation, drinking water quality, and employee health.

Richard P. Magnuson
Director since 1996
Age 57

        Mr. Magnuson is a private venture capitalist and is lead director as of the Annual Meeting. Mr. Magnuson holds a law degree and a master's degree in business administration from Stanford University. From 1984 to 1996, he was a general partner of Menlo Ventures, a venture capital firm. He has served on the boards of the following public companies: Rogue Wave Software (acquired by Quovadx), IKOS Systems, Inc. (acquired by Mentor Graphics) and OrCAD, Inc. (acquired by Cadence Design Systems). He is currently a director of one privately held company and has also served on the boards of several other privately held companies in the past.

        With his legal and venture capital backgrounds, Mr. Magnuson brings valuable financial and business strategy expertise to the Board. His past experience on the boards of other public companies, and his insight on financial and operational matters, adds value to the Board. His past and current Board service also provides insight on corporate governance practices.

Linda R. Meier
Director since 1994
Age 72

        Ms. Meier is a member of the Stanford University Hospital Board of Directors and chair of the strategic planning committee of the Bing Concert Hall. She was co-chair of the "The Stanford Challenge" and chair of outreach programs from 2005-2011. She is a former director of Greater Bay Bancorp and chaired its Marketing Committee. Previously, she was a founding board member of the University National Bank and Trust Company, where she chaired the Compensation Committee. From 1992-1997, Ms. Meier was chair of the Stanford University Hospital Board of Directors. From 1984-1994, she was a trustee of Stanford University and vice-president of the Board of Trustees from 1991-1994.

        Ms. Meier has demonstrated management capabilities and knowledge of operational issues facing large organizations. Her years of philanthropic and non-profit experience provide an important perspective to the Board and a valuable link to our community. Her past experience on the boards of other public companies, including her chairmanship of marketing and compensation committees, adds value to the Board as well.

Peter C. Nelson
Director since 1996
Age 65

        Mr. Nelson is Chairman of the Board and CEO of the Group and its subsidiaries. Before joining the Group in 1996, he was vice president, division operations, of Pacific Gas & Electric Company (PG&E). He is a director of the California Chamber of Commerce, chair of the Chamber's Water Resources Committee and a past president of the National Association of Water Companies (NAWC).

        Mr. Nelson is well positioned to lead our management team and provide guidance and insight to the Board. Mr. Nelson has a strong record of operational and strategic leadership in the public utility business. An engineer by training with a graduate degree in business administration, he gained extensive senior executive experience at PG&E. He has a vast understanding of the water industry from his 17-plus years of experience as president and CEO of the Group and from his leadership roles representing the water profession nationally at NAWC as well as in California at the state chamber.

Lester A. Snow
Director since March, 2011
Age 61

        Mr. Snow has served as Secretary of the California Natural Resources Agency, Director of the California Department of Water Resources, Regional Director of the U.S. Bureau of Reclamation, Executive Director of the CALFED Bay-Delta Program, and General Manager of the San Diego County Water Authority. He currently is a staff member of the Resources Law Group and Executive Director of the Resources Legacy Fund and Foundation, which operates in coordination with the Resources Law Group. He holds a Master of Science degree in Water Resources Administration from the University of Arizona and a Bachelor of Science degree in Earth Sciences from Pennsylvania State University.

        Mr. Snow brings more than thirty years of water and natural resource management experience to the Board. His distinguished public service career enables him to assist the Board in addressing water and environmental issues as well as regulatory and public policy matters. Additionally, his executive experience in the public sector provides the Board with critical insight on a variety of operational and financial matters.

George A. Vera
Director since 1998
Age 69

        Mr. Vera retired in May, 2011 as vice president and chief financial officer of the David and Lucile Packard Foundation. Until 1997, he was an audit partner at Arthur Andersen, LLP. He is now employed as the principal executive officer with the Carroll Investment Company, a private investment management firm.

        Mr. Vera is an experienced financial leader with the skills necessary to chair our Audit Committee. He brings many years of accounting experience as a former audit partner that is critical to the Board. His former position with the David and Lucile Packard Foundation provides him with extensive knowledge in dealing with financial and accounting matters. His current position with Carroll Investment Company continues to build his experience in dealing with investment and financial matters.

 STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Ownership of Directors and Executive Officers

        The Board amended the Group's Corporate Governance Guidelines in 2013, available on the Group's website at www.calwatergroup.com, to include stock ownership requirements for non-employee directors and officers. The requirements were adopted to promote a long-term perspective in managing the Group and to help align the interests of our stockholders, officers, and directors. A more complete description of the stock ownership requirements appears in the "Compensation Discussion and Analysis" section of this Proxy Statement.

        Individuals are required to achieve the relevant ownership threshold within five years following adoption of the requirements or five years after commencing service, when service begins after the requirements were adopted.

        The following table shows the common stock ownership of our directors and officers as of March 8, 2013. All directors and executive officers have sole voting and investment power over their shares (or share such powers with their spouses).

Name	Common Stock Beneficially Owned(*)
Douglas M. Brown Director	22,623
Helen Del Grosso Executive Officer	7,222
Francis S. Ferraro Executive Officer	51,834
Edwin A. Guiles Director	17,041
Robert R. Guzzetta Executive Officer	56,149
David B. Healey Executive Officer	5,815
Bonnie G. Hill Director	17,638
David R. Karraker Executive Officer	10,435
Martin A. Kropelnicki Executive Officer	47,988
Thomas M. Krummel, M.D. Director	10,179
Richard P. Magnuson Director	58,074
Christine L. McFarlane Executive Officer	55,139
Lynne P. McGhee Executive Officer	42,290
Linda R. Meier Director	24,480
Peter C. Nelson Director and Executive Officer	219,672
Michael J. Rossi Executive Officer	49,956
Thomas F. Smegal III Executive Officer	37,504
Lester A. Snow Director	8,191
Paul G. Townsley Executive Officer	3,001
George A. Vera Director	26,602
All directors and executive officers as a group	773,551

*
To the knowledge of the Group, as of March 29, 2013, all directors and executive officers together beneficially owned an aggregate of approximately 1% of the Group's outstanding common shares. No one director or officer beneficially owns more than 1% of the Group's outstanding common shares.

Ownership of Largest Stockholders

        As of December 31, 2012, the Group's records and other information available from outside sources indicated that the following stockholders were the beneficial owner of more than five percent of the outstanding shares of our common stock.

        The information below is as reported in filings made by third parties with the SEC. Based solely on the review of our stockholder records and public filings made by the third parties with the SEC, the Group is not aware of any other beneficial owners of more than five percent of the common stock.

Class	Beneficial Owner	Number of Shares of Common Stock	Percent of Class
Common	Lazard Asset Management LLC(1)	2,893,885	6.91%
	30 Rockefeller Plaza
	New York, NY 10112-6300
Common	BlackRock, Inc.(2)	2,556,334	6.10%
	40 East 52nd Street
	New York, NY 10022
Common	The Vanguard Group, Inc.(3)	2,253,495	5.37%
	100 Vanguard Blvd.
	Malvern, PA 19355

(1)
Lazard Asset Management LLC has sole voting power over 2,693,990 shares and sole investment power over 2,893,885 shares as of December 31, 2012, as reported on SEC Schedule 13G.

(2)
BlackRock, Inc. has sole voting power over 2,556,334 shares and sole investment power over 2,556,334 shares as of December 31, 2012, as filed on SEC Schedule 13G.

(3)
The Vanguard Group, Inc. has sole voting power over 73,013 shares and sole investment power over 2,196,482 shares as of December 31, 2012, as filed on SEC Schedule 13G.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, requires our directors, executive officers, and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership, and changes in ownership of our securities.

        Based solely on its review of the copies of forms furnished to the Group, or written representations that no annual forms (SEC Form 5) were required, the Group believes that during the fiscal year ended December 31, 2012, our directors and executive officers filed all reports on a timely basis. No shareholder held more than 10% of our common stock.

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis (CD&A) describes our 2012 executive compensation program, as well as other changes to the program that we adopted in 2012. Certain changes, such as the creation of a no-hedging and no-pledging policy and the adoption of a "clawback" policy, were implemented during 2012. Changes in compensation design and enhancements to "at risk" compensation became effective January 1, 2013. The CD&A describes how our Board and Organization and Compensation Committee (Committee) arrived at the specific compensation decisions and discusses key factors that the Committee and Board considered in determining their compensation.

        The Committee administers the Group's compensation plans and programs for executive officers. After a review of compensation levels, the Committee recommends to the full Board of Directors compensation levels, including the equity incentive plan awards for Board members and executive officers for the 12-month period beginning January 1st of each year. The Committee starts its planning and review process in September of each preceding year and typically concludes its process in November. The Group's principal executive officer, principal financial officer, and three other most highly compensated executive officers in a particular year are referred to herein as "named executive officers (NEOs)" or "executives."

Summary of Key Changes to Our Compensation Program

        The Committee has revised our executive compensation program to better link the Group's performance (as measured by key financial and customer service objectives) to executive compensation, including adopting:

  •
  50% performance-based long-term equity incentive compensation;

  •
  Stock ownership requirements for our CEO, President/COO, other officers and for members of the Board;

  •
  No-hedging and no-pledging policies for our officers and for members of the Board;

  •
  An officer compensation recovery or "clawback" policy.

Response to 2012 Say-on-Pay Vote

        We held our second advisory vote on executive compensation ("Say-on-Pay Vote") at our 2012 Annual Meeting of Stockholders. At the 2012 Annual Meeting, 62% of the votes cast in our Say-on-Pay Vote were "for" the compensation of our executives ("NEOs") as compared with 94% in 2011.

        The Board and the Committee take seriously this annual opportunity for our stockholders to express their opinions regarding the Group's executive compensation program and value the views of our stockholders. The Committee and the Board continuously evaluate whether any actions are necessary to address stockholder concerns about our executive compensation program.

        Due to the decrease in support of our NEO's compensation from 2011 to 2012, the Board carefully considered the 2012 Say-on-Pay Vote and its implications for our executive compensation philosophy, program and practices as well as our executive compensation disclosures. Our senior management, under the direction of the Board and the Committee, reached out to major stockholders that hold an aggregate of approximately 27% of our outstanding stock, as well as one of the largest proxy advisory firms. We engaged in dialogue with these sources to understand how our stockholders view our executive compensation program and best practices in the market. The Committee considered information obtained as a result of these dialogues about what aspects of our executive compensation program were seen as positive pay practices for our stockholders and which were seen as negative. Using this information, the Committee then undertook an in-depth analysis of our executive compensation program, including reviewing market practices at peer companies, and the results of the discussions with stockholders and the proxy advisory firm, as well as considering recommendations from the Committee's independent compensation consultant.

        Following our 2012 Annual Meeting, we conducted an extensive effort to engage our stockholders in conversations to identify any elements of our executive compensation program that they believed to be problematic. We held conversations with nine of our largest institutional investors representing 27% of stock outstanding and one of the largest proxy advisory firms.

        During our meetings with our stockholders, many stated that they recognize the Group's strong performance over the years and believe the Group to be well managed. Some stockholders who voted "against" the 2012 Say-on-Pay resolution stated that it was not clear that the pension liability of our executive compensation program was not a stockholder expense but was recoverable in customer rates. Many stockholders cited the absence of incentive compensation to align executives' interests with those of stockholders. Yet many stockholders also recognized the regulatory hurdles on recovering short-term incentive compensation in customer rates and the need to balance the interests of customers with stockholders. For this reason, these stockholders and the proxy advisory firm expressed interest in seeing long-term equity incentive compensation with both stockholder and customer service objectives.

        As a result of these conversations and in light of the 2012 Say-on-Pay Vote, the Committee made significant revisions to our executive compensation program. The following is a summary of the changes to our executive compensation program, which are discussed in more detail elsewhere in this CD&A:

  •
  Beginning in 2013, 50% of long-term equity incentive compensation will be in the form of restricted stock units (RSUs) subject to performance-based vesting criteria, and 50% will be in the form of time-based restricted stock awards (RSAs);

  •
  The performance-based RSUs will provide for a 3-year performance period and will vest only if we meet or exceed the target metric for each of the following: return on equity, utility plant investment, customer service and water quality;

  •
  Stock ownership requirements of 5x annual salary for the CEO, 3x annual salary for the President/COO and 1.5x annual salary for other officers were adopted;

  •
  No-hedging and no-pledging policies for our officers and for members of the Board were adopted;

  •
  An officer compensation recovery or "clawback" policy was adopted.

        We believe that the changes we have adopted address the views expressed by our stockholders and that these changes to our executive compensation program contribute to aligning the interests of our NEOs with the interests of our stockholders and customers. We recognize that best practices in executive compensation continue to evolve and we will continue to monitor the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd Frank") provisions relating to compensation clawbacks, hedging transactions, and pay ratio and pay for performance disclosures as they are implemented. We will consider adopting new (or modifying existing) policies and practices relating to these matters as implemented.

Compensation Philosophy for Executive Officers

        The Group's overall philosophy is to provide compensation that attracts, retains, and motivates talented executives, rewards excellent job performance, overall leadership, and provides for fair, reasonable, and competitive total compensation and aligns the executives' interests with our stockholders. In order to further promote alignment between the Group's executives and stockholders, a significant portion of equity grants starting in 2013 will be in the form of long-term equity grants, payout of which are dependent on the achievement of both financial and operational performance criteria.

Best Practices

        The Committee believes that the following compensation practices demonstrate the Committee's commitment to good corporate governance with respect to executive compensation:

  •
  No Employment Agreements:  None of the executive officers are party to individual employment or severance agreements other than one change in control benefit described below.

  •
  No Single-Trigger Change in Control Benefits:  The Group does not provide for single trigger change in control benefits. The Group's Executive Severance Plan provides for change in control severance benefits only upon a termination of employment following a change in control. In addition, the Group's equity incentive plan provides for the option of additional vesting of equity awards in the event of a termination of employment following a change in control, though neither the Stock

    Appreciation Rights (SARs) nor the Restricted Stock Award (RSA) grants to date have included this option.

  •
  No Tax Gross-Ups on Perquisites:  None of the executive officers are entitled to tax gross-ups for perquisites or other personal benefits.

  •
  Limited Perquisites:  As detailed below, the Group provides the executive officers with only limited perquisites consisting of a company car and related excess liability insurance.

  •
  Stock Ownership Requirements:  Stock ownership requirements for all directors and officers were adopted to promote a long-term perspective in managing the Group and to help align the interests of our stockholders, officers, and directors.

  •
  No Hedging and Pledging:  Our directors and executive officers are prohibited from hedging their ownership of Group stock, including trading in options, puts, calls, or other derivative instruments related to Group stock or debt, in accordance with an anti-hedging prohibition in our insider trading policy adopted in 2012. Our directors and officers are also prohibited from pledging their ownership of Group stock in accordance with an anti-pledging provision in our insider trading policy.

  •
  Executive Compensation Recovery ("Clawback") Policy:  The Board has adopted an executive compensation recovery, or "clawback," policy requiring the reimbursement of excess incentive-based compensation provided to the Group's officers in the event of certain restatements of the Company's financial statements.

Elements of Compensation

        The material elements of the Group's executive compensation program include:

  •
  Salary;

  •
  Performance and Time-Based Equity Compensation;

  •
  Basic and Supplemental Pension Plan Benefits;

  •
  Deferred Compensation Plan Benefits; and

  •
  Limited Perquisites.

        Historically, the Group has not used annual bonuses as a compensation mechanism and did not use annual bonuses for the 2012 fiscal year. The Committee is mindful that as a holding company for a California regulated utility, the Group's financial performance is substantially dependent upon the California Public Utilities Commission (CPUC) plus other factors, which to a large extent are beyond the control of the executives. Therefore, the Committee's decisions regarding overall compensation are determined largely by evaluation of factors that are within the executives' control and its comparisons with peer groups. As discussed below, the metrics used to determine the grant of long-term performance equity compensation for executives are appropriate metrics that will drive executive performance in a manner beneficial to both stockholders and rate-payers.

  Salary

        The Group provides a significant portion of executive officers' total compensation in the form of base salaries. Base salaries provide executive officers compensation for performance of primary roles and responsibilities. The Committee reviews base salaries for executive officers annually and determines whether or not to recommend adjustments. To assist the Committee in this review, the Group's CEO provides an assessment of performance and makes recommendations regarding base salary adjustments to the Committee for each of the executive officers other than himself based on the competitive data and the other factors described below under "Determining Executive Compensation."

        As noted below under "Determining Executive Compensation," the Committee targets base salaries for each executive that are appropriate for the skills, capabilities, and performance each individual contributes for the executive's position as established by reference to the competitive data described below. As noted above, the Group does not pay annual cash incentive compensation. However, because annual incentives are a common component of executive compensation in the surveys included in the competitive data, the Group compares base salary levels for the executives to the actual target total cash compensation (base salary plus actual target bonus) for similar positions within the competitive data (rather than comparing the executive's base salaries to the base salaries within the competitive data). Each of the executive's base salaries for 2012 were within the competitive range (defined as plus or minus 20% from the median compensation level) of actual target total cash compensation, except Mr. Ferraro whose base salary was above the competitive range for his position because of his long tenure with the Group, his unique expertise and continued contributions in regulatory matters, and his corporate development responsibilities, each of which is greater than those usually afforded to executives in his position with other public utilities.

        Each year officers of the Group establish a number of corporate goals and objectives for the Group. The compensation of the CEO and the NEOs is based on progress against certain of these key corporate goals by the Group. For 2012, the following corporate goals of the Group were used to evaluate 2013 compensation for the CEO and the NEOs:

        1.     Group Operating Result and Stockholder Value—Achieve planned operating results as defined in the 2012 Corporate Goals and Objectives.

        Achieved Results for Group Operating Results—Manage the controllable elements of administration and general, other operations, and maintenance expenses within budget. During 2012, the Company achieved the majority of its goals of maintaining operations while keeping controllable costs within budget. Administrative and general expenses experienced a large increase primarily driven by increased pension and healthcare costs.

        Stockholder Value—The following major objectives were set for 2012:

  •
  Achieve budgeted earnings per share and authorized return of equity

        Achieved Results for Stockholder Value—For 2012, the Group achieved the following results for the major objectives in this category:

  •
  Earnings per share of $1.17, or 121% of target, which represents a return on equity of 10.6%

    The Committee gave consideration to factors that affected the Group's operating results that are described in the Group's annual report on Form 10-K.

        2.     Regulation—File comprehensive 2012 General Rate Case for California, including enhancement to regulatory treatment of health care, maintenance and other key expenses and capital programs.

        Achieved Results for Regulation—The 2012 General Rate Case Application for California, timely filed July 5, 2012, included requests for a health care balancing account, a "sales reconciliation mechanism" to adjust sales forecasts and increases in maintenance expenses to reflect our enhanced maintenance and capital programs.

        3.     Capital Program Management—Improve the capital project management process, including enhancements to manage individual projects to be on time, and within scope and budget.

        Achieved Results for the Capital Program Management Process—Total capital expenditures exceeded target for 2012 with $127.7 million in spending, of which $118 million was company-funded. During the year significant improvements were implemented in several capital areas, such as clarified responsibilities for project managers, engineering and district operations, as well as our rates and accounting departments. Other process improvements included the full implementation of our financial planning & analysis (FP&A) department function to support operations, monitoring of regulatory advice letter filings to recover project costs in rates and additional training for all construction superintendants and conclusion of the Hyperion Planning software rollout.

        4.     Excellent Customer Service—Provide every customer with excellent customer service and support. Continue to invest in technology that improves the efficiency of operations and enhances service delivery.

        Achieved Results for Excellent Customer Service—During 2012, the Group met the goals for customer service, including the following key initiatives:

  •
  Completed pilot in our Bakersfield District for new website/customer service portal enhancements, with full company implementation anticipated in 2013.

  •
  Conducted customer preferences survey, which included social media usage and customer preferences for bill payment and receiving information. Completed our Facebook page and YouTube videos for customers.

  •
  Automated emergency customer notification system fully deployed and awarded 2012 management innovation award by the National Association of Water Companies.

        Once the Committee assesses the business results for each goal, the Committee then reviews and discusses the overall performance of each executive and the competitive data provided by Towers Watson. Once reviewed and overall agreed upon, the Committee recommends to the full Board of Directors the base salaries for the executive officers (including the CEO). The following table shows the base salaries for each executive for 2011, 2012 and 2013:

Name	2011 Base Salary	2012 Base Salary	2013 Base Salary
Peter C. Nelson	$965,000	$995,000	$1,045,000
Martin A. Kropelnicki	$460,000	$558,000	$585,000
Francis S. Ferraro	$396,000	$401,000	$409,000
Thomas F. Smegal	$285,000	$342,000	$360,000
Robert R. Guzzetta	$318,000	$334,000	$350,000

        Included in the chart above are the base salary increases for 2011, 2012 and 2013 for senior management approved by the Committee. These increases are intended to compensate the individuals for job performance and overall leadership while being within the "competitive range" of the market data for similar positions (which "competitive range" is described in more detail below).

  Equity Compensation

        The purpose of the Group's long-term equity incentive compensation program has been to align executive compensation with stockholder interests, to create incentives for executive recruiting and retention, to encourage long-term performance by the Group's executive officers, and to promote stock ownership and therefore alignment with stockholder interests. Historically, the Committee has not used equity awards as a significant portion of executive compensation. As with base salaries, the Committee reviews the competitive range of long-term equity compensation and total direct compensation (long-term equity compensation plus base salary and annual bonus) for similar positions within the competitive data in making decisions regarding long-term equity compensation awards for 2012. However, the Committee also believes that, in the interest of fostering the Group's "One-Team" approach, which strengthens teamwork and collaboration within the executive team, the annual equity incentive awards granted to each of the Group's executive officers (other than the CEO and President/COO) should be the same for each. The

Committee recommended awarding the CEO a greater value of equity awards in 2012 than the other executive officers because of his substantially greater level of responsibility and ability to influence the Group's operational results. In addition, for both the CEO and the other executives, the grant values for 2012 were greater than the grant values for 2011 as a result of the Committee's review of the competitive data and its desire to bring long-term equity incentive compensation values within the competitive range for similar positions.

        Each year the Committee reviews market data from the independent consultant (as described in more detail below) and establishes the total value of the equity compensation awards to be granted to the CEO and the other executive officers. For 2012, these values were $400,000 and $90,000, respectively, vesting over four years, in the form of RSAs.

  Changes to Equity Compensation for 2013

        Beginning in 2013, 50% of long-term equity awards granted to our executives will be in the form of RSUs subject to performance-based vesting criteria and 50% will be in the form of time-based RSAs. The performance-based RSUs will provide for a three-year performance period and provide for vesting based solely upon the achievement of objective performance criteria. The performance criteria will be tied to the following performance metrics:

  •
  Return on equity:  The return on equity authorized by the CPUC is the target for this metric. Return on equity is defined using net income divided by average common stockholders' equity.

  •
  Plant additions:  The Board approved capital expenditures budget is the target for this metric.

  •
  Customer service:  A combination of CPUC standards and internal company performance indicators, including answering phone calls within 30 seconds, responding to customer complaints, reading meters and billing accuracy, comprise the target for this metric.

  •
  Water quality:  Primary and secondary drinking water standards, with zero violations of a primary standard and two or fewer violations of a secondary standard, comprise the target for this metric.

        In November of 2012, the Committee, after reviewing competitive data for each executive, approved the total value of the equity compensation awards, in the form of restricted stock and RSUs, to be granted to the CEO, the new President/COO and the other executive officers for 2013. These values were $500,000 (CEO), $310,000 (President/COO) and $120,000 (other executive officers), vesting over three years respectively, with 50% subject to the achievement of performance metrics and 50% subject only to continued employment.

        On March 6, 2013, the Committee granted to the CEO 25,008 shares, the President/COO 15,506 shares; and each of the other executive officers 6,002 shares in the form of 50% RSAs and 50% RSUs.

  Stock Ownership Requirements

        In 2012, the Board adopted requirements for our CEO, President/COO, other executive officers, and members of our Board to own shares of our stock to further align their interests with those of our stockholders. The requirements were adopted to promote a long-term perspective in managing the Group and to help align the interests of our stockholders, executives, and directors. Each officer and non-employee director must directly own Group stock having a market or intrinsic value (i.e., paper gain for vested, unexercised stock options), whichever is higher, equal to:

  •
  For our CEO, five times his annual base salary;

  •
  For our President/COO, three times his annual salary;

  •
  For all other officers, one and one-half times his or her annual base salary; and

  •
  For each non-employee director, five times his or her annual cash retainer (requirements do not apply to uncompensated non-employee directors).

        Individuals subject to these requirements are required to achieve the relevant ownership threshold within five years following adoption of the requirements or five years after commencing service, when service begins after the requirements are adopted. For executive officers, the Organization and Compensation Committee will review compliance with these requirements on an annual basis. The Nominating/Corporate Governance Committee will review compliance with these requirements for non-employee directors on annual basis.

  Anti-hedging and No Pledging Policy

        In 2012, the Board adopted an insider trading policy that prohibits our officers and directors from participating in put or call options transactions, hedging and pledging transactions or other inherently speculative transactions with respect to Group stock. We adopted this policy as a matter of good corporate governance, and because by prohibiting such transactions for executives, the compensatory value of equity awards on both the upside and the downside remains strong.

  Executive Compensation Recovery ("Clawback") Policy

        In 2012, the Board also adopted an executive compensation recovery, or "clawback," policy requiring the reimbursement of excess incentive-based compensation provided to the Group's officers in the event of certain restatements of the company's financial statements. The policy allows the Company to clawback incentive-based compensation from executive officers who were actually involved in the fraud or misconduct that triggered the accounting restatement to the extent that the compensation was in excess of what would have been paid under the accounting restatement. This policy is applicable to all incentive-based compensation paid after implementation of the policy, and it covers the three-year period preceding the date on which the company is required to prepare the accounting restatement.

  Basic and Supplemental Pension Plan Benefits

        In addition to the tax-qualified defined benefit plan that covers virtually all union and non-union employees, Group provides supplemental retirement benefits to executive officers under the Supplemental Executive Retirement Plan (SERP). The SERP is structured such that benefits are paid to executives on a "pay as you go" basis. The SERP is an unfunded, unsecured obligation of the Group and is designed to assist in attracting and retaining key executives while providing a competitive, total compensation program. Since Group does not provide a significant amount of total compensation in the form of equity incentives, SERP benefits provide executive officers with retirement security. The current portion of the SERP expense is also fully recoverable in customer rates, including changes in SERP valuation due to market interest rates, meaning the cost of the SERP expense is not born by our stockholders. Furthermore, the plan is designed, in part, to make up for limitations imposed by the Internal Revenue Code on allocations and benefits that may be paid to executive officers under the Group's tax-qualified plan. Because the tax code restricts benefits under the tax-qualified plan, executives otherwise would not be eligible to receive the retirement benefits that are proportional to the benefits received by our employees that generally are based on compensation.

  Deferred Compensation Plan

        The Group maintains a deferred compensation plan for its directors, officers, and qualified managers. The plan is intended to promote retention by providing eligible employees, including the executive officers, with a long-term savings opportunity on an income tax-deferred basis. This plan is voluntary and funded by the individuals who elect to participate in the program. There are no company-matching contributions.

  401(k) Plan

        All employees satisfying the eligibility requirements are entitled to participate in our 401(k) plan and receive matching contributions from the Group. Pursuant to the plan, executive officers are entitled to contribute up to the statutory limit set by the Internal Revenue Service and the Group matches 75 percent for each dollar contributed up to a maximum company match of six percent of each such executive officer's base salary.

  Limited Perquisites

        As part of the Group's automobile policy, the Group's executive officers have the use of a company-owned automobile, including excess liability insurance. The Committee believes that the provision of a company-owned automobile allows the executive officers to work more efficiently because many of the geographic areas served by the Group are most effectively reached by automobile as opposed to other forms of transportation, such as airlines. Any personal mileage incurred by the executive is taxed as additional compensation in accordance with IRS regulations. Other than this automobile benefit, the Committee's general philosophy is not to provide perquisites and other personal benefits of substantial value to the executive officers.

Severance Arrangements

        None of the executive officers is a party to an individual employment agreement with the Group that provides for severance benefits. In addition, we do not provide executive officers with single-triggered change in control benefits.

        Consistent with the Group's compensation philosophy, the Committee believes that the interests of stockholders are best served if the interests of senior management are aligned with those of the Group's stockholders. To this end, the Group provides change in control severance benefits to executive officers under the Group's Executive Severance Plan to reduce any reluctance of the executive officers to pursue or support potential change in control transactions that would be beneficial to stockholders. Group adopted the plan in 1998, and its purpose is to promote the continued employment and dedication of executives without distraction in the face of a potential change in control transaction. The Executive Severance Plan provides severance pay equal to three times base salary to each of the executive officers if their employment is terminated without good cause or they resign for good reason during the two-year period following a change in control.

        In the event of a termination not in connection with a change in control, each executive officer is covered by the Group's general severance policy stating that each non-union employee of Group whose employment is terminated without cause is entitled to severance pay of either one week's pay after completing two years of service or two weeks' pay after completing five or more years of service, provided in each case that at least two weeks' notice is given. Under the Group's policies, all executive officers are entitled to a pay-out of six weeks of vacation time upon termination of employment.

Determining Executive Compensation

        Each year the Committee reviews, assesses, and recommends to the Board of Directors all compensation for executive officers after determining that the compensation for these individuals is competitive relative to companies of comparable size, complexity, location and business nature (see below for additional discussion of this comparison). In addition, the Committee approves the retention, fees, and termination of any compensation consultant or compensation consulting firm used to assist in the evaluation of director and executive compensation. With respect to 2012 compensation decisions, the Committee retained the services of an independent compensation consultant, Towers Watson, for investigation into and advice on compensation for executive officers. The Committee believes that having an independent evaluation of compensation is a valuable tool for the Committee, the Group and stockholders. Towers Watson is not engaged to perform any additional work for the Group.

        The Committee retained Towers Watson for a number of purposes, including:

  •
  Constructing and reviewing compensation comparisons from readily available published survey and public filings data; and

  •
  Performing a competitive assessment of the Group's compensation programs, practices, and levels for its directors, executive officers and other senior officers.

        The Committee made a number of compensation recommendations, including those pertaining to the executive officers that were based on the competitive assessments provided by and through consultation with Towers Watson. The Committee's recommendations were made, however, entirely by the Committee, using its sole discretion.

        Total compensation level for executives is based on one or more of the following factors:

  •
  The individual's duties and responsibilities within the Group;

  •
  The individual's experience and expertise;

  •
  The compensation levels for the individual's peers within the Group;

  •
  Compensation levels for similar positions based on a review of published compensation surveys; and

  •
  The levels of compensation necessary to recruit, retain, and motivate executives.

        In order to determine competitive compensation practices for 2012, the Committee relied, in part, on published compensation data from the following sources:

  •
  Towers Watson Data Services—2010/2011 Top Management Database;

  •
  Towers Watson Compensation Data Bank—Utility/Energy Industry; and

  •
  Mercer Human Resources Consulting—2011 Executive Benchmark Database.

        The Committee also reviewed proxy data for individual companies in making compensation decisions. The individual companies are referred to in this proxy statement as the "Peer Group." The 11 companies comprising the Peer Group are generally either gas, water, or multi-utility-based organizations that are one-half to two times the annual revenue size of the Company. On September 28, 2011, the Committee approved the following companies for inclusion in the Peer Group for fiscal 2012 for determining competitive compensation levels:

American States Water Co.	Northwestern Corp.
Aqua America Inc.	SJW Corp.
Black Hills Corp.	South Jersey Industries, Inc.
CH Energy Group Inc.	Southwest Gas Corp.
Chesapeake Utilities Corp.	Star Gas Partners LP
Northwest Natural Gas Co.

        Towers Watson utilized the data from these sources (competitive data) to compile the competitive pay information comparing each officer's compensation to market levels for the executive officer's position.

        After consideration of the competitive data, the Committee makes decisions regarding each individual executive's target total compensation opportunities based on Group and individual performance and the need to attract, motivate, and retain an experienced and effective management team. The Committee examined the relationship of each executive's base salary, long-term equity incentives and total compensation (base salary plus long-term equity incentives) to the competitive data from several perspectives by reviewing the following:

  •
  The competitive data without any adjustments;

  •
  Annual incentive or bonus valued at 50% of the target market values (adjusted competitive data);

  •
  The lower range of minus 20% from the median of the adjusted competitive data;

  •
  Target total direct compensation reduced by 20% from the median of the adjusted competitive data; and

  •
  Actual cash compensation reduced by 20% from the median of the adjusted competitive data.

        In making compensation recommendations for the 2012 fiscal year for the executive officers, the Committee's general objective was to set total compensation within a "competitive range" for each executive's position based on the competitive data. The Committee considers the "competitive range" to mean that compensation levels are within plus or minus 20% of the median compensation levels as determined by reference to the competitive data. Actual compensation decisions for the executive officers were, however, influenced by a variety of additional factors, including considerations of each individual's experience, expertise, performance and leadership, the Group's performance, and internal equity among the executive officers. With respect to 2013 compensation planning, the Committee has retained the services of Meridian Compensation Partners LLC as independent compensation consultant.

Tax and Other Compensation Policies

        When designing compensation policies and setting compensation levels, the Group considers the potential tax treatment of the compensation, but the primary factor influencing program design is the support of business objectives. The Committee has reviewed the Group's compensation structure in light of Section 162(m) of the Internal Revenue Code (Section 162(m)), which limits the amount of compensation that the Group may deduct for federal income tax purposes for any year to $1,000,000 for our CEO and each of our next four highest compensated officers. There are certain exceptions to this limit, one of which is for "performance-based compensation," as defined under Section 162(m). RSAs granted by the Group do not qualify as "performance-based compensation," and thus do count against the $1,000,000 deductibility limit. In 2011, no executive officer's compensation exceeded the limitation set by Section 162(m) except for the CEO, whose compensation was $1,111,950. Except to the extent that the CEO's compensation exceeded $1,000,000, all compensation paid to the non-CEO executive officers in 2012 was tax-deductible.

        In designing our executive compensation decisions for 2013, we carefully consider the effect of Section 162(m) together with our factors relevant to our business needs. As we implement the performance based awards into our compensation program, we will generally intend our performance-based awards to be eligible to qualify as tax-deductible to the Group, but we have the flexibility to pay the non-deductible compensation when necessary to achieve our executive compensation objectives.

Summary Compensation Table

        The table below summarizes the total compensation paid or earned by our CEO, CFO, and the three most highly compensated executive officers of the Group for the fiscal year ended December 31, 2012, 2011 and 2010.

(a)	(b)	(c)	(e)	(f)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Grants ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Peter C. Nelson	2012	$994,433	$387,109	$—	$670,945	$43,736	$2,096,223
Chairman of the Board and	2011	$963,958	$339,843	$—	$1,675,620	$25,148	$3,004,569
Chief Executive Officer	2010	$909,462	$307,824	$—	$1,058,287	$21,291	$2,296,864
Martin A. Kropelnicki	2012	$501,377	$87,113	$—	$585,694	$29,863	$1,204,047
President and Chief	2011	$472,895	$77,690	$—	$587,483	$24,486	$1,162,554
Operating Officer	2010	$424,622	$73,301	$—	$279,477	$24,174	$801,574
Francis S. Ferraro	2012	$400,907	$87,113	$—	$208,803	$34,022	$730,845
Vice President, Corporate	2011	$395,722	$77,690	$—	$658,218	$24,852	$1,156,483
Development	2010	$380,922	$73,301	$—	$390,579	$24,930	$869,732
Thomas F. Smegal III	2012	$307,160	$87,113	$—	$557,134	$28,440	$979,846
Vice President,	2011	$284,598	$77,690	$—	$811,407	$22,053	$1,195,748
Chief Financial Officer	2010	$263,676	$73,301	$—	$409,622	$25,493	$772,092
and Treasurer
Robert R. Guzzetta	2012	$333,699	$87,113	$—	$493,076	$25,926	$941,023
Vice President, Operations	2011	$317,665	$77,690	$—	$819,048	$22,276	$1,236,679
	2010	$299,942	$73,301	$—	$461,215	$23,273	$857,731

(1)
The executive officers were not entitled to receive payments which would be characterized as "bonus" or "non-equity incentive plan compensation" payments for the fiscal year ended December 31, 2012, 2011 and 2010.

(2)
Amounts reflect the full grant date fair value of RSAs ("Stock Awards" column) and SARs ("Option Grants" column) granted in the years shown, calculated in accordance with FASB Accounting Standards Codification (ASC) Topic 718, disregarding estimates for forfeitures. Assumptions used in the calculation of these amounts are included in footnote 12 of Group's annual report on Form 10-K filed with the SEC on February 28, 2013.

(3)
Amounts in this column reflect the actuarial increase in the present value of the executive officer's benefits under the Group's pension plan and Supplemental Executive Retirement Plan (SERP) determined using interest rate and mortality rate assumptions consistent with those used in the Group's financial statements and includes amounts which the executive officers may not currently be entitled to receive because such amounts are not vested. Earnings on the nonqualified deferred compensation plan are noted on the Nonqualified Deferred Compensation table for those officers participating in the plan. Earnings have been excluded from this table since earnings were not at above market or at preferential rates.

(4)
All other compensation is comprised of 401(k) matching contributions made by Group on behalf of the executive officer, the personal use of company- provided vehicles and insurance, and any miscellaneous reimbursed expenses that may be taxable. The value attributable to personal use of company-provided cars is included as compensation on the W-2 of each executive officer who receives such benefits. Each such officer is responsible for paying income tax on such amount.

Grants of Plan-Based Awards

For Fiscal Year Ended 2012

          The table below sets forth certain information with respect to awards granted during the fiscal year ended December 31, 2012, to each of our executive officers.

Name (a)	Grant Date (b)	All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock and Options Awards ($)(1) (l)
Peter C. Nelson(1)	3/6/2012	21,530	$387,109
Martin A. Kropelnicki(1)	3/6/2012	4,845	$87,113
Francis S. Ferraro(1)	3/6/2012	4,845	$87,113
Thomas F. Smegal III(1)	3/6/2012	4,845	$87,113
Robert R. Guzzetta(1)	3/6/2012	4,845	$87,113

(1)
The RSAs granted to the executive officers on March 6, 2012, pursuant to the Incentive Plan vest over four years, with 25% of the RSAs vesting on the first anniversary of the grant date and the remaining RSAs vesting in equal monthly installments thereafter.

 Outstanding Equity Awards at Fiscal 2012 Year-End

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)
Peter C. Nelson(1)	25,000	—		$19.26	1/4/2016	—		—
	16,280	—		$19.06	3/6/2017	—		—
	26,640	—		$18.80	3/4/2018	—		—
	41,250	2,750	(2)	$19.19	3/3/2019	444	(2)	$8,147
	—	—		—	—	5,424	(3)	$99,530
	—	—		—	—	10,966	(4)	$201,226
	—	—		—	—	21,530	(5)	$395,076
Martin A. Kropelnicki(1)	5,000	—		$21.26	5/1/2016	—		—
	4,000	—		$19.06	3/6/2017	—		—
	7,500	—		$18.80	3/4/2018	—		—
	10,312	688	(2)	$19.19	3/3/2019	112	(2)	$2,055
	—	—		—	—	1,292	(3)	$23,708
	—	—		—	—	2,508	(4)	$46,022
	—	—		—	—	4,845	(5)	$88,906
Francis S. Ferraro(1)	5,000	—		$19.26	1/4/2016	—		—
	4,000	—		$19.06	3/6/2017	—		—
	7,500	—		$18.80	3/4/2018	—		—
	10,312	688	(2)	$19.19	3/3/2019	112	(2)	$2,055
	—	—		—	—	1,292	(3)	$23,708
	—	—		—	—	2,508	(4)	$46,022
	—	—		—	—	4,845	(5)	$88,906
Thomas F. Smegal III(1)	7,500	—		$18.80	3/4/2018	—		—
	10,312	688	(2)	$19.19	3/3/2019	112	(2)	$2,055
	—	—		—	—	1,292	(3)	$23,708
	—	—		—	—	2,508	(4)	$46,022
	—	—		—	—	4,845	(5)	$88,906
Robert R. Guzzetta(1)	5,000	—		$19.26	1/4/2016	—		—
	4,000	—		$19.06	3/6/2017	—		—
	7,500	—		$18.80	3/4/2018	—		—
	10,312	688	(2)	$19.19	3/3/2019	112	(2)	$2,055
	—	—		—	—	1,292	(3)	$23,708
	—	—		—	—	2,508	(4)	$46,022
	—	—		—	—	4,845	(5)	$88,906

(1)
The market value of the stock awards represents the product of the closing price for the Group's common stock on the New York Stock Exchange as of December 30, 2012, which was $18.35, and the number of shares underlying each such award.

(2)
Awards were granted on March 3, 2009, and vest ratably over 48 months.

(3)
Awards were granted on March 2, 2010, with 25% vesting on the first anniversary of the grant date and the remaining 75% vesting ratably over 36 months.

(4)
Awards were granted on March 1, 2011, with 25% vesting on the first anniversary of the grant date and the remaining 75% vesting ratably over 36 months.

(5)
Awards were granted on March 6, 2012, with 25% vesting on the first anniversary of the grant date and the remaining 75% vesting ratably over 36 months.

Option Exercises and Stock Vested

For Fiscal Year Ended 2012

	Option Awards		Stock Awards
Name of Executive Officer (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Peter C. Nelson	—	—	14,920	$120,281
Martin A. Kropelnicki	—	—	3,508	$67,763
Francis S. Ferraro	—	—	3,508	$67,763
Thomas F. Smegal III	—	—	3,508	$67,763
Robert R. Guzzetta	—	—	3,508	$67,763

Pension Benefits

For Fiscal Year Ended 2012

        The table below shows the present value of accumulated benefits payable to each of the executive officers, including the number of years of service credited to each executive officer under the California Water Service Pension Plan and the Supplemental Executive Retirement Plan, each of which is described elsewhere in this Proxy Statement.

Name (a)	Plan Name (b)	Number of Years Credited Service (#)(1) (c)	Present Value of Accumulated Benefit ($)(2)(3) (d)
Peter C. Nelson	California Water Service Pension Plan	16.92	$1,084,919
Chairman of the Board and Chief	Supplemental Executive Retirement Plan	15.00	$10,611,250
Executive Officer
Martin A. Kropelnicki	California Water Service Pension Plan	6.80	$371,225
President and Chief Operating Officer	Supplemental Executive Retirement Plan	6.80	$1,452,638
Francis S. Ferraro	California Water Service Pension Plan	23.42	$1,515,950
Vice President, Corporate Development	Supplemental Executive Retirement Plan	15.00	$3,297,731
Thomas F. Smegal III	California Water Service Pension Plan	15.67	$664,519
Vice President, Chief Financial	Supplemental Executive Retirement Plan	15.00	$1,704,248
Officer and Treasurer
Robert R. Guzzetta	California Water Service Pension Plan	35.00	$2,502,453
Vice President, Operations	Supplemental Executive Retirement Plan	15.00	$1,508,148

(1)
Assumptions used in the calculation of the present value are included in footnote 13 of Group's annual report on Form 10-K filed with the SEC on February 28, 2013.

(2)
Includes amounts that the named executive officer may not currently be entitled to receive because such amounts are not vested.

        The benefits under the SERP are obtained by applying the benefit provisions of the California Water Service Pension Plan (the Pension Plan), a tax-qualified plan, to all compensation included under the Pension Plan, without regard to these limits, reduced by benefits actually accrued under the Pension Plan. Under the SERP, all eligible officers are fully vested after 15 years of service and at age 60. SERP participants are eligible for early retirement starting at age 55 and would receive a reduced benefit ranging from 74% to 95% of their monthly SERP benefit upon early retirement between the ages of 55 and 60. Under the Pension Plan, all eligible employees, including officers, are fully vested after 35 years of service. The SERP is structured such that benefits are paid to executives on a "pay as you go" basis. None of the executive officers received any payments under the Pension Plan or SERP during 2012.

        The combined maximum benefit payout under the SERP and Pension Plan achievable by an officer is 60% of the average, eligible compensation (including salary, bonus and car allowance) paid over the previous 36 months prior to retirement.

Nonqualified Deferred Compensation

For Fiscal Year Ended 2012

Name (a)	Executive Contributions in Last FY ($)(1) (b)	Aggregate Earnings in Last FY ($)(1) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FY ($)(2) (f)
Peter C. Nelson	$—	$—	—	$—
Martin A. Kropelnicki	$23,400	$6,524	—	$62,641
Francis S. Ferraro	$60,000	$176,644	—	$1,291,667
Thomas F. Smegal III	$—	$—	—	$—
Robert R. Guzzetta	$—	$—	—	$—

(1)
All of the amounts reported under "Executive Contributions in Last FY" are included in the Summary Compensation Table for 2011. None of the amounts reported under "Aggregate Earnings in Last FY" are included in the Summary Compensation Table for 2011.

(2)
The amounts reported under "Aggregate Balance at Last FY" that are included in the Summary Compensation Table in years prior to 2011 are as follows: Mr. Kropelnicki ($30,000) and Mr. Ferraro ($582,000).

        The Deferred Compensation Plan provides specified benefits to a select group of management and highly compensated employees who contribute materially to the continued growth, development and future business success of the Group. The Deferred Compensation Plan permits the Group's executives and eligible managers to defer up to 50% of their base salary. The Group does not make any contributions to the deferred compensation plan. The Deferred Compensation Plan's investment options are similar, but not identical, to the Group's tax-qualified 401(k) plan and are funded by a Rabbi trust created for the funding of such benefits. Benefits under the Deferred Compensation Plan are payable by the Group upon separation from service with the Group either in lump sum at separation, in monthly installments over five years following separation or in lump sum or installments commencing five years following separation.

Potential Payments Upon Termination or Change in Control

        The information below describes certain compensation that would have become payable under existing plans and contractual arrangements assuming a termination of employment, or a change in control and termination of employment had occurred on December 31, 2012, given the executive officers' compensation and service levels as of such date. In addition to the benefits described below, upon any termination of employment, each of the executive officers would also be entitled to the benefits described in the table of Pension Benefits for Fiscal Year 2012 above and the amount shown in the column labeled "Aggregate Balance at Last FY" of the table of Nonqualified Deferred Compensation for Fiscal Year 2012 above.

        On December 16, 1998, the Group adopted the Executive Severance Plan. The Executive Severance Plan provides that if within 24 months following a change in control of the Group, the executive officer's employment is terminated by the Group for any reason other than good cause or by the executive for good reason, the Group will make a cash payment to the executive officer an amount equal to three times such executive officer's base salary on the date of the change in control or on the date that the officer's employment terminates, whichever is greater. The payments would be paid in three equal annual installments commencing on the first of the month following the month in which the officer's employment terminated and payable thereafter on the anniversary of the initial payment date.

        Each officer's entitlement to the severance payment is conditioned upon execution of a release agreement. Additionally, the executive officer forfeits the right to receive the severance payment if he or she violates the non-solicitation and confidentiality provisions of the Executive Severance Plan.

        For purposes of the Executive Severance Plan, the term "change in control" means the occurrence of (i) any merger or consolidation of the Group in which the Group is not the surviving organization, a majority of the capital stock of which is not owned by the stockholders of the Group immediately prior to such merger or consolidation; (ii) a transfer of all or substantially all of the assets of the Group; (iii) any other corporate reorganization in which there is a change in ownership of the outstanding shares of the Group wherein thirty percent (30%) or more of the outstanding shares of the Group are transferred to any person; (iv) the acquisition by or transfer to a person (including all affiliates or associates of such person) of beneficial ownership of capital stock of the Group if after such acquisition or transfer such person (and their affiliates or associates) is entitled to exercise thirty percent (30%) or more of the outstanding voting power of all capital stock of the Group entitled to vote in elections of directors; or (v) the election to the Board of Directors of the Group of candidates who were not recommended for election by the Board of Directors of the Group in office immediately prior to the election, if such candidates constitute a majority of those elected in that particular election.

        For purposes of the Executive Severance Plan, "good cause" will be deemed to exist if (i) the applicable officer engages in acts or omissions that result in substantial harm to the business or property of the Group and that constitute dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing; or (ii) the applicable officer is convicted of a criminal violation involving fraud or dishonesty.

        For purposes of the Executive Severance Plan, "good reason" will be deemed to exist if, without the applicable officer's consent, (i) there is a significant change in the nature or the scope of the applicable officer's authority or in his or her overall working environment; (ii) the applicable officer is assigned duties materially inconsistent with his or her present duties, responsibilities and status; (iii) there is a reduction in the applicable officer's rate of base salary or bonus; or (iv) the Group changes by 100 miles or more the principal location in which the applicable officer is required to perform services.

        Had a change in control occurred during fiscal 2011 and had their employment been terminated on December 31, 2012, either without good cause or by the executive for good reason, the executive officers would have been eligible to receive the payments set forth below.

        In addition to the Executive Severance Plan, each executive officer is covered by the Group's general severance policy. Under the severance policy, each non-union employee of Group whose employment is terminated without cause is entitled to severance pay of either one week's pay after completing two years of service or two weeks' pay after completing five or more years of service, provided at least two weeks' notice is given. In addition, all executive officers are entitled to a payout of six weeks of vacation time upon any termination of employment, which may be paid either in lump sum at termination or in installments over six weeks. In the absence of a change in control, had their employment been terminated on December 31, 2012, without cause, the executive officers would have been eligible to receive the payments set forth below.

Potential Payments Upon Termination or Change in Control

Name	Change in Control and Termination of Employment Severance Amount ($)	Termination of Employment without a Change in Control Severance Amount ($)
Peter C. Nelson	$2,985,000	$153,077
Martin A. Kropelnicki	$1,674,000	$85,846
Francis S. Ferraro	$1,203,000	$61,692
Thomas F. Smegal III	$1,026,000	$52,615
Robert R. Guzzetta	$1,002,000	$51,385

        Please refer to the table of Outstanding Equity Awards at Fiscal Year-Ended 2012 above for more information regarding these awards.

Director Compensation

For Fiscal Year Ended 2012

        The Group's non-employee directors receive cash retainers, meeting fees and equity awards for their service.

        In 2012, non-employee directors received a $32,500 annual Board retainer. The Audit Committee chair received an additional $11,000 retainer, and the Finance and Risk Management Committee chair received an additional $5,000 retainer. The chairs of the Nominating/Corporate Governance Committee and Organization and Compensation Committee received an additional $5,000 retainer, respectively. In addition, each Board member received $2,300 for each Board meeting attended, and $1,800 for each committee meeting attended. Further, each committee chair received an additional fee of $3,600 for each committee meeting chaired.

        In 2012, each non-employee director also received grants of restricted stock valued at $55,000. The grants were made on March 6, 2012 and were fully vested on the first anniversary of the grant date.

        In November of 2012, after performing its annual compensation review, the Nominating/Corporate Governance Committee approved increases to the foregoing amounts, effective January 1, 2013, as follows: non-employee directors will receive a $35,000 annual Board retainer. The Finance and Risk Management Committee chair, Organization and Compensation Committee chair, and Nominating/Corporate Governance Committee chair retainers remain unchanged at $5,000, and the value of the annual restricted stock award to the non-employee directors will remain at $55,000. The chair of the Audit Committee will receive an additional $12,000 retainer effective January 1, 2013. In addition, Board and committee meeting fees will remain unchanged for 2013. Lastly, the Nominating/Corporate Governance Committee approved a new retainer of $12,000 for the lead director given the increased duties and responsibilities associated with combining the chairman/CEO roles. The Board of Directors requires non-employee directors to maintain a certain amount of stock ownership consistent with our stockownership requirements. Pursuant to the Group's Corporate Governance Guidelines, available on the Group's website at http://www.calwatergroup.com, beneficial ownership of an aggregate amount of shares having a value of five times the amount of the annual director retainer is required. Non-employee directors are required to achieve the relevant ownership threshold within five years following adoption of the requirements or five years after commencing service, when service begins after the requirements were adopted. The Nominating/Corporate Governance Committee will review compliance with these requirements for non-employee directors on an annual basis.

        Directors may elect to defer cash compensation payable to them under the Group's deferred compensation plan in the same manner as applicable to the Group's executive officers as described above.

        In addition, the Group maintains a Director Retirement Plan for the benefit of its non-employee directors. In December 2005, this plan was closed to new participants; however, each of the non-employee directors listed in the table below (except for Mr. Guiles, Mr. Snow and Dr. Krummel) were, at that time, participants in the plan and thus continues to accrue benefits thereunder. Under the Director Retirement Plan, a director who participates in the plan and retires after serving on the Board for a total of five or more years will receive a retirement benefit equivalent to $22,000 per year. This benefit will be paid for the number of years the director served on the Board, up to 10 years. No amounts were paid to directors under this program in fiscal 2012.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1)(2) (c)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(3) (f)	Total ($) (h)
Douglas M. Brown	$78,000	$54,305	$14,391	$146,696
Lead Director
Edwin A. Guiles	$67,100	$54,305	$—	$121,405
Bonnie G. Hill	$69,000	$54,305	$29,421	$152,726
Thomas M. Krummel, M.D.	$60,400	$54,305	$—	$114,705
Richard P. Magnuson	$78,000	$54,305	$23,968	$156,273
Linda R. Meier	$69,400	$54,305	$17,402	$141,107
Lester A. Snow	$60,400	$54,305	$—	$114,705
George A. Vera	$89,400	$54,305	$26,892	$170,597

(1)
Amounts reflect the full grant date fair value of each restricted stock award granted in 2011 to the non-employee directors, calculated in accordance with FASB ASC Topic 718, disregarding estimates for forfeitures. Assumptions used in the calculation of these amounts are included in footnote 12 of Group's annual report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2013.

(2)
At the end of 2012, the aggregate number of RSAs held by each current non-employee director was as follows: Mr. Douglas Brown, 15,729; Mr. Edwin A. Guiles, 13,179; Ms. Bonnie G. Hill, 10,729; Dr. Thomas M. Krummel, 7,269; Mr. Richard P. Magnuson, 15,729; Ms. Linda R. Meier, 15,729; Lester A. Snow, 5,399; and Mr. George A. Vera, 15,729.

(3)
Amounts in this column represent the actuarial increase in the present value of the director benefits under the Group's Director Retirement Plan. In December 2005, this plan was closed to new participants; however, any director active in 2005 will continue to accrue benefits.

 REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE OF THE BOARD OF
DIRECTORS ON EXECUTIVE COMPENSATION

        The Organization and Compensation Committee of the Group's Board of Directors has submitted the following report for inclusion in this Proxy Statement:

        The Organization and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Organization and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Group's annual report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the SEC.

        The foregoing report is provided by the following directors, who constitute the Organization and Compensation Committee:

                      ORGANIZATION AND COMPENSATION
                      COMMITTEE

                      Bonnie G. Hill, Committee Chair
                      Douglas M. Brown
                      Edwin A. Guiles
                      Thomas M. Krummel, M.D.
                      Linda R. Meier

ORGANIZATION AND COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

        No member of the Organization and Compensation Committee was an officer or employee of the Group or any of its subsidiaries during 2012, nor was any such member previously an officer of the Group or any of its subsidiaries. No member of the Organization and Compensation Committee had any material interest in a transaction of the Group or a business relationship with, or any indebtedness to the Group, in each case that would require disclosure under "Procedures for Approval of Related Persons Transactions" included elsewhere in this Proxy Statement.

        None of the officers of the Group have served on the board of directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Organization and Compensation Committee of the Group.

Related Persons Transactions

        The Board of Directors reviews transactions involving related persons on a case by case basis and approves these transactions as appropriate.

 PROPOSAL NO. 2—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

        The Group is asking stockholders to vote on an advisory resolution to approve the Group's executive compensation programs as reported in this Proxy Statement in accordance with Section 14A of the Securities Exchange Act of 1934. The Board has adopted a policy providing for an annual advisory vote to approve executive compensation. Stockholders previously indicated their preference that the advisory vote on named executive officer compensation occur once every year.

        At last year's Annual Meeting, 62% of the votes cast were "for" the 2011 compensation of our named executive officers as compared with 94% for the 2010 compensation. We believe that our executive compensation program is strongly aligned with the long-term interests of our stockholders as well as customers. As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, the Board and the Organization and Compensation Committee considered the results of the 2012 "Say-on-Pay" vote and modified our executive compensation program for 2013. We will conduct a "Say-on-Pay" vote again at our next annual meeting of stockholders in 2014.

        The Group's goal for its executive compensation programs is to attract, motivate and retain talented executives who will provide leadership for the Group. The Group seeks to accomplish this goal in a way that rewards performance and is aligned with the long-term interests of customers and stockholders. The Group believes that its executive compensation programs achieve this goal.

        The "Compensation Discussion and Analysis" section of this Proxy Statement, describes the Group's executive compensation programs and the decisions made by the Organization and Compensation Committee for 2012 in more detail. Highlights of the programs include the following:

  •
  No Employment Agreements;

  •
  No Single Trigger Change in Control Benefits;

  •
  No Annual Bonuses;

  •
  No Tax Gross-Ups on Perquisites;

  •
  Limited Perquisites;

  •
  Director and Officer Stock Ownership Requirements

  •
  Clawback Policy; and

  •
  Anti-hedging and Anti-pledging Policies.

        Further, beginning in 2013, 50% of long-term equity awards granted to our executives will be in the form of RSUs subject to performance-based vesting criteria and 50% will be in the form of time-based RSAs. The performance-based RSUs will provide for a three-year performance period and provide for vesting based solely upon the achievement of objective performance criteria. The performance criteria will be tied to the following performance metrics: return on assets, plant additions, customer service, safety, and water quality.

        The Group is asking stockholders to support the named executive officer compensation as described in this Proxy Statement. The Organization and Compensation Committee and the Board believe that the policies and procedures articulated in the "Compensation Discussion and Analysis" are effective in achieving the Group's goals and that the compensation of the Group's named executive officers reported in this Proxy Statement has supported and contributed to the Group's success. Accordingly, the Group asks stockholders to vote "FOR" the following resolution at the Annual Meeting:

          "RESOLVED, that the stockholders of California Water Service Group approve, on an advisory basis, the compensation paid to California Water Service Group's named executive officers, as disclosed in this Proxy Statement pursuant to the SEC's compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion."

        This advisory resolution, commonly referred to as a "Say-on-Pay" resolution, is not binding upon the Group, the Organization and Compensation Committee or the Board. However, the Board and the Organization and Compensation Committee, which is responsible for designing and administering the Group's executive compensation programs, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers. After consideration of the vote of stockholders at the 2011 Annual Meeting of Stockholders and other factors, the Board has decided to hold advisory votes on the approval of executive compensation annually until the next advisory vote on frequency occurs. Unless the Board modifies its policy on the frequency of future votes, the next advisory vote to approve the 2013 executive compensation will be held at the 2014 Annual Meeting.

Vote Required

        Approval of Proposal No. 2 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting.

Recommendation of the Board

        Our Board of Directors unanimously recommends that you vote "FOR" this proposal.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees the Group's financial reporting process on behalf of the Board of Directors. The Audit Committee's purpose and responsibilities are set forth in the Audit Committee Charter. The current charter is available on the Group's website at http://www.calwatergroup.com. The Audit Committee consists of five members, each of whom meets the New York Stock Exchange standards for independence and the Sarbanes-Oxley Act independence standards for audit committee membership, and has at least one member meeting the requirements of an audit committee financial expert. During 2012, the Audit Committee met five times.

        The Group's management has primary responsibility for preparing the Group's financial statements and the overall reporting process, including the Group's system of internal controls. Deloitte & Touche LLP, the Group's independent registered public accounting firm, audited the financial statements prepared by the Group and expressed their opinion that the financial statements fairly present the Group's financial position, results of operations and cash flows in conformity with generally accepted accounting principles. Deloitte & Touche LLP also expressed their opinion that the Group maintained, in all material respects, effective internal control over financial reporting as of December 31, 2012.

        In connection with the December 31, 2012, financial statements, the Audit Committee:

          (1)   Reviewed and discussed the audited financial statements with management and Deloitte & Touche LLP;

          (2)   Discussed with Deloitte & Touche LLP the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board;

          (3)   Received from Deloitte & Touche LLP the written disclosures and the letter required by applicable rules of the Public Company Accounting Oversight Board regarding the firm's communications with the Audit Committee concerning independence, and also discussed with Deloitte & Touche LLP the firm's independence, and considered whether the firm's provision of non-audit services and the fees and costs billed for those services are compatible with Deloitte & Touche LLP's independence; and

          (4)   Met privately with Deloitte & Touche LLP and the Group's internal auditor, each of whom has unrestricted access to the Audit Committee, without management present, and discussed their evaluations of the Group's internal controls and overall quality of the Group's financial reporting and accounting principles used in preparation of financial statements. The Committee also met privately with the Group's Chief Executive Officer, President and Chief Operating Officer, the Chief Financial Officer and the Controller to discuss the same issues.

        Based upon these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-K to be filed with the Securities and Exchange Commission.

                      AUDIT COMMITTEE

                      George A. Vera, Committee Chair
                      Douglas M. Brown
                      Edwin A. Guiles
                      Richard P. Magnuson
                      Linda R. Meier

 RELATIONSHIP WITH THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected Deloitte & Touche LLP to serve as the Group's independent registered public accounting firm for the year ending December 31, 2013. The Committee's selection of Deloitte & Touche LLP as independent registered public accounting firm is being submitted for ratification by vote of the stockholders at this Annual Meeting.

        The following fees relate to services provided by Deloitte & Touche LLP, the Group's independent registered public accounting firm for fiscal years 2011 and 2012.

Category of Services	2011	2012
Audit Fees(1)	$1,009,450	$1,122,000
Audit-Related Fees(2)	$9,625	$23,416
Tax Fees(3)	$—	$92,248
Subtotal	$1,019,075	$1,237,644
All Other Fees(4)	$68,500	$24,000

(1)
The audit services included audits of the Group's annual financial statements for the years ended December 31, 2011 and 2012, and quarterly reviews of the Group's interim financial statements. Included also are fees related to the audit of the effectiveness of internal control over financial reporting.

(2)
Services include assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of the Group's financial statements and are not reported under "Audit Fees."

(3)
Services include tax compliance, tax advice, and tax planning.

(4)
Services include other services (and products) provided by the independent registered public accounting firm, other than the services reported above in this table.

        Fees reported in the above table relate to that fiscal year and were incurred either during the fiscal year or in the quarter following the fiscal year end.

        All audit and non-audit services provided by the independent registered public accounting firm are subject to preapproval by the Audit Committee, as described in the Audit Committee Charter, which is available on the Group's website at http://www.calwatergroup.com.

PROPOSAL NO. 3—RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013

        Stockholders will vote on the ratification of the selection of Deloitte & Touche LLP, independent registered public accounting firm, to audit the Group's books, records and accounts for the year ending December 31, 2013. Following the recommendation of the Audit Committee, the Board recommends a vote FOR the adoption of this proposal. Representatives of Deloitte & Touche LLP will be present at the meeting to answer questions and will have an opportunity to make a statement if they desire to do so. If the stockholders do not ratify this appointment, the Audit Committee will reconsider the selection of the independent registered public accounting firm.

Vote Required

        Ratification of the selection of the independent registered public accounting firm for 2013 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Recommendation of the Board

        Our Board of Directors unanimously recommends that you vote "FOR" this proposal.

OTHER MATTERS

Adjournment

        Notice of adjournment need not be given if the date, time and place thereof are announced at the Annual Meeting at which the adjournment is taken. However, if the adjournment is for more than 30 days, or if a new record date is fixed for the adjourned Annual Meeting, a notice of the adjourned Annual Meeting will be given to each stockholder entitled to vote at the Annual Meeting. At adjourned annual meetings, any business may be transacted that might have been transacted at the original Annual Meeting.

Cost of Proxy Solicitation

        The Group will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the proxies and any additional materials which may be furnished by the Board to stockholders. The solicitation of proxies will be made by the use of the U.S. postal service and also may be made by telephone, or personally, by directors, officers and regular employees of the Group, who will receive no extra compensation for such services. Morrow & Company, LLC, 470 West Avenue, Stamford, CT 06902 was hired to assist in the distribution of proxy materials and solicitation of votes for a $9,000 fee, plus distribution expenses. The Group will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Other Matters

        The Board is not aware of any matters to come before the Annual Meeting other than the proposals for the election of directors, to hold an advisory vote to approve executive compensation, and to ratify the selection of Deloitte & Touche LLP as the Group's independent registered public accounting firm for 2013., If any other matters should be brought before the meeting or any adjournment thereof, upon which a vote properly may be taken, the proxy holders will vote in their discretion unless otherwise provided in the proxies. The report of the Organization and Compensation Committee, the report of the Audit Committee, and the statement of independence of Audit Committee members referred to under "Board Structure-Committees: Audit" are not to be considered as incorporated by reference into any other filings that the Group makes with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. These portions of this Proxy Statement are not a part of any of those filings unless otherwise stated in those filings.

Code of Ethics

        The Group has adopted written codes of ethics for all directors, officers and employees. The codes are posted on the Group's website at http://www.calwatergroup.com. The codes are also available in written form upon request to Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598.

Stockholders Sharing an Address

        The SEC allows us to deliver a single proxy statement and annual report to an address shared by two or more of our stockholders. This delivery method, referred to as "householding," can result in significant cost savings for us. In order to take advantage of this opportunity, banks and brokerage firms that hold shares for stockholders who are the beneficial owners, but not the record holders, of the Group's shares, have delivered only one proxy statement and annual report to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. For stockholders who are the record holders of the Group's shares, the Group may follow a similar process absent contrary instructions. The Group will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by addressing a request to the Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598 or calling (408) 367-8200. Stockholders of record sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of the Group's shares and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Copies of Annual Report on Form 10-K

        The Group, upon request, will furnish to record and beneficial holders of its common stock, free of charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules but without exhibits) for fiscal year 2012. Copies of exhibits to Form 10-K also will be furnished upon request for a payment of a fee of $0.50 per page. All requests should be directed to Corporate Secretary, California Water Service Group, 1720 North First Street, San Jose, California 95112-4598.

        Electronic copies of the Group's Form 10-K, including exhibits, and this Proxy Statement will be available on the Group's website at: http://www.calwatergroup.com.

Disclaimer Regarding Website

        The information contained on the Group's website is not to be deemed included or incorporated by reference into this Proxy Statement.

SITE
1720 NORTH FIRST STREET
BROKAW ROAD
101
NORTH FIRST STREET
FOURTH STREET
SKYPORT
ARCHER
GISH
GUADALUPE PARKWAY
880
N
SAN JOSE AIRPORT
HEDDING STREET
COLEMAN AVENUE
SANTA CLARA STREET
ALAMEDA
RACE STREET
17
280

California Water Service Group
 California Water Service Company,
Hawaii Water Service Company,
New Mexico Water Service Company,
Washington Water Service Company,
CWS Utility Services, and
HWS Utility Services
1720 North First Street
San Jose, CA 95112-4598
(408) 367-8200

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0000175228_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Edwin A. Guiles 02 Bonnie G. Hill 03 Thomas M. Krummel, M.D. 04 Richard P. Magnuson 05 Linda R. Meier 06 Peter C. Nelson 07 Lester A. Snow 08 George A. Vera CALIFORNIA WATER SERVICE GROUP ATTN:LYNNE MCGHEE 1720 NORTH FIRST STREET SAN JOSE, CA 95112-4598 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION 3 RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013 NOTE: I authorize the proxies to vote according to their discretion on any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000175228_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, 10K and Proxy Statement is/ are available at www.proxyvote.com . CALIFORNIA WATER SERVICE GROUP THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PETER C. NELSON and LYNNE P. MCGHEE, and each of them with full power of substitution, are hereby authorized to vote, as designated on the reverse side, all the shares of California Water Service Group common stock of the undersigned at the Annual Meeting of Stockholders of California Water Service Group to be held at the executive office, 1720 North First Street, San Jose, California on May 21, 2013 at 9:30 a.m., or at any adjournment thereof. By my signature on the reverse side of this proxy, I acknowledge that I have received a copy of the notice of meeting and proxy statement relating to this meeting and of the Group's most recent Annual Report to Stockholders. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR PROPOSAL 2, AND FOR PROPOSAL 3. Please date, sign and mail as soon as possible in the enclosed envelope. Continued and to be signed on reverse side